UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2)

UNION BANK OF CALIFORNIA, N.A.

(Exact name of trustee as specified in its charter)

350 California Street San Francisco, CA	94104	94-0304228
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification no.)

General Counsel

Union Bank of California, N.A.

400 California Street

San Francisco, CA 94104

(415) 765-2945

(Name, address and telephone number of agent for service)

Star Gas Partners, L.P.

(Exact name of obligor as specified in its charter)

Delaware	06-1437793
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification no.)

2187 Atlantic Street Stamford, Connecticut	06902
(Address of principal executive offices)	(Zip Code)

Star Gas Partners, L.P.

Star Gas Finance Company

10.25% Senior Notes Due 2013

Item 1. General Information.

Furnish the following information as to the trustee —

Name and address of each examining or supervising authority to which it is subject.

Board of Governors of the Federal Reserve System

District Analyst, M/A 155

Washington, DC 20551

Federal Reserve Bank of San Francisco

101 Market Street

San Francisco, CA 94105

Deputy Comptroller for Large Bank Supervision

Office of the Comptroller of the Currency

Mail Stop 6-1

Washington, DC 20219-001

Federal Deposit Insurance Corporation

Analysis and Monitoring Section

550 17th Street, NW

Washington, DC 20429

Office of the Comptroller of the Currency

Western District Office

50 Fremont Street

San Francisco, CA 94105-2292

Whether it is authorized to exercise corporate trust powers: Yes

Item 2. Affiliations with obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

NONE

Items 3-15 are not applicable because to the best of the Trustee’s knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility.

1.	A copy of the articles of association of the trustee now in effect.
2.	A copy of the authorization of the trustee to exercise corporate trust powers
3.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
4.	The consent of United States institutional trustees required by Section 321(b) of the Act.
5.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Union Bank of California, N.A., a national banking association formed under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Los Angeles, and State of California, on the seventh day of March, 2003.

Union Bank of California, N.A.

By:	/s/ Andrew R. Ball
Andrew R. Ball Vice President

Exhibit 1

ARTICLES OF ASSOCIATION

OF

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

(Restated as of December 4, 2002)

FIRST.    The name of this Association shall be "Union Bank of California, National Association."

SECOND.    The head office of this Association shall be in the City and County of San Francisco, State of California. The general business of the Association shall be conducted at its head office and its legally established branches.

THIRD.    The board of directors of this Association shall consist of not less than five (5) nor more than twenty-five (25) individuals, the exact number of directors within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board of directors or by resolution of the shareholders at any annual or special meeting thereof. Unless otherwise provided by the laws of the United States, any vacancy in the board of directors for any reason, including an increase in the number thereof, may be filled by action of the board of directors, though less than a quorum.

FOURTH.    The annual meeting of the shareholders for the election of directors and the transaction of whatever other business may be brought before said meeting shall be held at the head office or such other place as the board of directors may designate, on the date of each year specified therefor in the Bylaws, but if no election is held on that day, it may be held on any subsequent day according to the provisions of laws; and all elections shall be held according to such lawful regulations as may be prescribed by the board of directors.

Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for election of directors.

FIFTH.    The amount of authorized capital stock of this Association shall be $675,000,000, consisting of 45,000,000 shares of common stock of the par value of $15 each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

SIXTH.    The board of directors shall appoint one of its members president of this Association, who shall be chairman of the board, unless the board appoints another director to be chairman. The board of directors shall have the power to appoint one or more vice presidents, and to appoint a cashier and such other officers and employees as may be required to transact the business of this Association.

The board of directors shall have the power to define the duties of the officers and employees of the Association; to fix the compensation to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all Bylaws that it may be lawful for them to make; and generally to do and perform all acts that it may be legal for a board of directors to do and perform.

SEVENTH.    The board of directors shall have the power to change the location of the head office to any other place within the limits of the City of San Francisco, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

EIGHTH.    The corporate existence of this Association shall continue until terminated in accordance with the laws of the United States.

NINTH.    Special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder. Unless otherwise provided by the laws of the United States, a notice of the time, place and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten (10) days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of this Association, provided that said notice may be waived by a majority shareholder.

TENTH.    These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of this Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount, voting in person or by proxy.

ELEVENTH.    (a) This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Association) by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Association, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

(b) This Association may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Association to procure a judgment in its favor by reason of the fact that he is or was an officer, employee or agent of the Association, or is or was serving at the request of the Association as an officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees and expenses) actually or reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Association and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Association unless and only to the extent that the Superior Court of the State of California or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

(c) To the extent that an officer, employee or agent of the Association has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees and expenses) actually and reasonably incurred by him in connection therewith.

(d) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the Association only as authorized in the specific case upon a determination that indemnification of the officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders of the Association.

(e) Expenses incurred by an officer in defending a civil or criminal action, suit or proceeding may be paid by the Association in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such officer to repay such amounts if it shall ultimately be determined that he is not entitled to be indemnified by the Association as authorized in this article. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

(f) The Association shall indemnify, to the fullest extent permitted by applicable law as then in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a member of the board of directors of the Association, or is or was serving at the request of the Association as a member of the board of directors or any committee thereof of another corporation, partnership, joint venture, trust or other enterprise (any such person, for the purposes of this subsection (f), a “director”), against expenses (including attorneys’ fees and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; provided, however, that the Association is not authorized to provide indemnification of any director for any acts or omissions or transactions from which a director may not be relieved of liability as set forth in Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). The Association shall advance expenses incurred or to be incurred in defending any such proceeding to any such director.

(1) The following procedures shall apply with respect to advancement of expenses and the right to indemnification under this subsection (f):

(i) Advancement of Expenses. All reasonable expenses incurred by or on behalf of a director in connection with any proceeding shall be advanced to the director by the Association within twenty days after the receipt by the Association of a statement or statements from the director requesting such advance or advances from time to time, whether prior to or after final disposition of such proceeding.

Such statement or statements shall reasonably evidence the expenses incurred or to be incurred by the director and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the director to repay the amounts advanced if it should ultimately be determined that the director is not entitled to be indemnified against such expenses.

(ii) Written Request for Indemnification. To obtain indemnification under this subsection (f), a director shall submit to the Secretary of the Association a written request, including such documentation and information as is reasonably available to the director and reasonably necessary to determine whether and to what extent the director is entitled to indemnification (the “Supporting Documentation”). Any claim for indemnification under this Article Eleventh shall be paid in full within thirty days after receipt by the Association of the written request for indemnification together with the Supporting Documentation unless independent legal counsel to the Association, acting at the request of the Board of Directors of the Association (or a committee of the Board designated by the Board for such purpose), shall have determined, in a written legal opinion to the Association without material qualification, that the director is not entitled to indemnification by reason of any of the circumstances specified in the proviso to the first sentence of this subsection (f) or in subsection (k) of this Article Eleventh. The Secretary of the Association shall, promptly upon receipt of such a request for indemnification, advise the board of directors in writing that the director has requested indemnification and shall promptly, upon receipt of any such opinion, advise the Board in writing that such determination has been made.

Notwithstanding the foregoing, the Association shall not be required to advance such expenses to a director who is a party to an action, suit or proceeding brought by the Association and approved by a majority of the board of directors which alleges willful misappropriation of corporate assets by such director, a transaction in which the director derived an improper personal benefit or any other willful and deliberate breach in bad faith of such director’s duty to the Association or its shareholders.

(2) The rights to indemnification and to the advancement of expenses conferred in this subsection (f) shall be contract rights. If a claim under this subsection (f) is not paid in full by the Association within thirty days after a written claim has been received by the Association, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the director may at any time thereafter bring suit against the Association to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the director shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by a director to enforce a right to indemnification hereunder (but not in a suit brought by the director to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Association to recover an advancement of expenses pursuant to the terms of an undertaking the Association shall be entitled to recover such expenses upon a final adjudication that, the director has not met any applicable standard for indemnification under the applicable law then in effect. Neither the failure of the Association to have made payment in full of the claim for indemnification prior to the commencement of such suit, nor an actual determination by independent legal counsel to the Association that the director is not entitled to such indemnification, shall create a presumption that the director has not met the applicable standard of conduct or, in the case of such a suit brought by the director, be a defense to such suit. In any suit brought by the director to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Association to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the director is not entitled to be indemnified, or to such advancement of expenses, under this subsection (f) or otherwise shall be on the Association.

(g) The indemnification provided by this article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in this official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(h) This Association may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Association, or is or was serving at the request of the Association as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Association would have the power to indemnify him against such liability under the provisions of this article.

(i) For purposes of this article, references to “the Association” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existing had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(j) For purposes of this article, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Association” shall include any service as a director, officer, employee or agent of the Association which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Association” as referred to in this article.

(k) Notwithstanding anything in this article to the contrary, the Association shall not indemnify any director, officer or employee nor purchase and maintain insurance on behalf of any director, officer or employee in circumstances not permitted by 12 C.F.R. Part 359.

(l) If any provision or provisions of this article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions (including, without limitation, each portion of this article containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.”

TWELFTH.    To the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Association shall not be personally liable to the Association, its shareholders or otherwise for monetary damage for breach of his or her duty as a director. Any repeal or modification of this article shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Association existing at the time of such repeal or modification.

Exhibit 2

[LOGO APPEARS HERE]

Comptroller of the Currency

Administrator of National Banks

Washington, D.C. 20219

Certificate of Corporate Existence and Fiduciary Powers

I, John D. Hawke, Jr., Comptroller of the Currency, do hereby certify that:

1.    The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering of all National Banking Associations.

2.    “Union Bank of California, National Association,” San Francisco, California, (Charter No. 21541) is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise Fiduciary Powers on the date of this Certificate.

IN TESTIMONY WHEREOF. I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department in the City of Washington and District of Columbia, this Wednesday, January 08, 2003.

[CURRENCY BUREAU SEAL APPEARS HERE]	/s/ John D. Hawke, Jr.

Comptroller of the Currency

Exhibit 3

BYLAWS

of

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

(Restated as of January 27, 1999)

ARTICLE I

Meetings of Shareholders

Section 1.1.   Annual Meeting.     The annual meeting of the shareholders shall be held each year on the date and at the time specified by the Board of Directors. At each annual meeting the shareholders shall elect directors and transact such other business as may properly be brought before the meeting.

Notice of such meeting shall be mailed, postage prepaid, at least ten days and no more than 60 days prior to the date thereof by first class mail addressed to each shareholder at his address appearing on the books of the Association; provided, however, that the shareholders may waive notice of the annual meeting.

If for any cause an election of directors is not made on said day, the board of directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.

Section 1.2.   Special Meetings.     Except as otherwise specifically provided by statute, special meetings of the shareholders of this Association may be called for any purpose at any time by the board of directors, the chairman of the board, the deputy chairman of the board, the president or by the majority shareholder of this Association. Every such special meeting unless otherwise provided by law shall be called by mailing, first-class postage prepaid, not less than ten days prior to the date fixed for such meeting to each shareholder at his address appearing on the books of this Association, a notice stating the purpose of the meeting, provided that said notice may be waived by a majority shareholder.

Section 1.3.   Nomination for Director.     Nominations for election to the board of directors may be made by the board of directors or by any shareholder of any outstanding capital stock of the Association entitled to vote for the election of directors.

Section 1.4.   Proxies.     Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy.

Section 1.5.   Quorum.     The presence in person or by proxy of persons entitled to vote a majority of the issued and outstanding stock of this Association shall constitute a quorum for the transaction of business at any annual or special meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting unless otherwise provided by law of by the Articles of Association.

Section 1.6.    Action by Shareholders.  Except as provided by law, any action required to be taken at any annual or special meetings of the shareholders of this Association, or any action which may be taken at any annual or special meetings of the shareholders may be taken without a meeting and without a vote, if a consent in writing, setting forth the actions so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at the meeting at which all shareholders entitled to vote thereon were present and voted.

ARTICLE II

Directors

Section 2.1.    Board of Directors.  The board of directors (henceforth referred to as the board) shall have the power to manage and administer the business and affairs of the Association. Except as specifically limited by law, all corporate powers of the Association shall be vested in and may be exercised by said board.

Section 2.2.    Number.  The board shall consist of not less than five nor more than twenty-five individuals, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full board may not increase the number of directors to a number which; (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less; or (ii) to a number that exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

Section 2.3.    Organizational Meeting.  There shall be a meeting of the board immediately following the election of the board at the annual meeting of shareholders which meeting shall be held for the purpose of organization; no notice of such meeting need be given. If at the time fixed for such meeting there shall not be a quorum present, the directors present may adjourn the meeting from time to time until a quorum is obtained.

At such meeting, the board shall elect a chairman of the board, a president, a deputy chairman of the board and one or more vice chairmen of the board. The chairman shall preside at all directors’ meetings and in his absence, the president and, then, in his absence, the deputy chairman and, in his absence, a vice chairman of the board shall preside at such meetings. In the absence of the chairman of the board, the president, the deputy chairman and the vice chairmen of the board, the board may appoint a chairman pro-tempore.

Section 2.4.     Place, Date and Time of Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such places within or without the State of California and on such dates and at such times as the Board may from time to time determine by resolution or written consent.

Section 2.5.    Special Meetings.  Special meetings of the board may be called by the chairman, the president, the deputy chairman or by a majority of the board, of which notice shall be given to each director personally by telephone or facsimile, electronic mail or other electronic means or by leaving a written or printed notice at, or by mailing such notice to, the Director’s residence or place of business at least 24 hours before the time appointed for such meeting, provided that said notice may be waived by a written consent by all the directors entitled to vote at such meeting.

Section 2.6.    Quorum.  A majority of the board then in office shall constitute a quorum for the transaction of business at any meeting except when otherwise provided by law; but a less number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice.

Section 2.7.    Participation by Communications Equipment.  Members of the Board may participate in a meeting through use of conference telephone, electronic video screen communication or other communications equipment, so long as all members participating in such meetings can communicate with all of the other members concurrently and are provided the means of participating in all matters before the Board, and the Association confirms that the person communicating by telephone, electronic video screen or other communications equipment is a director entitled to participate in the Board meeting and that all statements, actions and votes were made by such director. Such participation constitutes presence in person at such meeting.

Section 2.8.    Action Without A Meeting.  Any action required or permitted to be taken by the board may be taken without a meeting, if all members of the board eligible to vote shall individually or collectively consent to such action. The written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same effect as a unanimous vote of directors.

Section 2.9.    Vacancies.   The directors shall hold office for one year or until their successors are elected and have qualified. Any vacancies occurring in the membership of the board shall be filled by appointment for the unexpired term by the remaining members of the board, though less than a quorum, in accordance with the laws of the United States.

ARTICLE III

Committees of the Board

Section 3.1.    Executive Committee.  There shall be an executive committee composed of the chairman of the board, the president, the deputy chairman and not less than four (4) other directors who shall be appointed by the board to serve during its pleasure. Subject at all times to the control of the board, the committee shall have and may exercise all the powers of the board, except powers to amend the Articles of Association, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Association’s property and assets, to recommend to the shareholders a dissolution of the Association or a revocation of a dissolution, to amend the bylaws of the Association, to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger. The chairman of the committee may from time to time designate directors to act as alternate members of the committee in the place of any members absent from a meeting thereof. The committee shall meet at such times as it or the board may designate and shall make its own rules of procedure. A majority of its members shall constitute a quorum. The affirmative vote of the majority of its members shall be necessary for the adoption of any resolution. The committee shall keep minutes of its meetings and such minutes shall be submitted to the next regular meeting of the board at which a quorum is present, and any action taken by the board with respect thereto shall be entered into the minutes of the board.

Section 3.2.    Other Committees.  The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees from time to time, each consisting of two or more directors to serve at the pleasure of the Board. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not the member or members present constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors shall have all the authority of the Board, except powers to amend the Articles of Association, to adopt an agreement of merger or consolidation, to recommend to the shareholders the sale, lease or exchange of all or substantially all of the Association’s property and assets, to recommend to the shareholders a dissolution of the Association or a revocation of a dissolution, to amend the bylaws of the Association, to declare a dividend, to authorize the issuance of stock, or to adopt a certificate of ownership and merger.

ARTICLE IV

Officers

Section 4.1.    Officers.   The officers of this Association shall be a chairman of the board, a president and chief executive officer, a deputy chairman, one or more vice chairmen of the board, a chief financial officer, a chief credit officer, a general auditor, a chief credit examiner, a chief compliance officer, one or more executive vice presidents, one or more senior vice presidents, one or more vice presidents, one or more assistant vice presidents, a secretary, one or more assistant secretaries, one or more trust officers, one or more assistant trust officers, a manager and one or more assistant managers for each of the branches of this Association, and such other officers as may be required from time to time for the prompt and orderly transaction of its business, to be elected or appointed by the board; provided, however, that the board may assign by resolution the authority to appoint, define duties, reassign and dismiss such officers as it shall from time to time determine. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the board or by other officers to whom such authority has been delegated and assigned.

Section 4.2.    Certain Officers to be Directors.   The chairman of the board, the president, the deputy chairman of the board and the vice chairmen of the board of the Association shall be members of the board.

Section 4.3.    Chairman, President, Deputy Chairman and Vice Chairmen.   The chairman of the board shall preside at all shareholders’ meetings and all meetings of the board unless he delegates this duty to the President or Deputy Chairman. In the absence or disability of the chairman of the board, the following shall perform the duties and have the powers of the chairman of the board in the order set forth:

President and Chief Executive Officer

Deputy Chairman

Vice Chairmen in the order designated by the Board.

Section 4.4.    President and Chief Executive Officer.   The president shall have general and active management of the business of the Association, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of president or prescribed by these bylaws. The president shall be the chief executive officer.

Section 4.5.    Chief Financial Officer.  The Chief Financial Officer shall be the principal financial officer of the Association and shall perform the duties imposed upon him by these Bylaws or the Board of Directors.

Section 4.6.    Tenure.  The chairman of the board, the president, the deputy chairman of the board and the vice chairmen of the board shall hold their offices for the current year for which the board, of which they are members, was elected and qualified, unless they shall resign, become disqualified or be removed. Any vacancy occurring in any of such offices shall be filled by appointment by the remaining members of the board, though not a quorum. All other officers shall be elected to hold their offices respectively during the pleasure of the board; provided, however, that the board may assign by resolution the dismissing of such officers as it shall from time to time determine.

Section 4.7.    Secretary.  The secretary shall keep a record of all votes, meetings and proceedings of the board and of the shareholders and of all other matters required to be placed in the minute book, shall enter all bylaws and all amendments thereto and note all changes or repeals thereof in the book of bylaws, shall have charge of the corporate seal of this Association and affix the same to all certificates of stock and as directed by the board, and shall care for and preserve all papers, documents and books placed in his custody. The secretary shall have the power to take any action and execute any document required by law to be taken or executed by a cashier. Duplicates of the corporate seal of this Association shall be placed in the charge of such managers and assistant managers of branches of this Association as are designated by the Secretary; and any one of the managers or assistant managers so designated may affix the corporate seal to documents or papers requiring the same. The assistant secretaries shall have all the powers, and, in the absence of the secretary, duties of the secretary.

ARTICLE V

Emergency Provisions

Section 5.1.    Emergency Defined.   “Emergency” as used in this Article VI means disorder, disturbance or damage caused by disaster, war, enemy attack or other warlike acts which prevent conduct and management of the affairs and business of the Association by the Board of Directors and officers. The powers and duties conferred and imposed by this Article and any resolutions adopted pursuant hereto shall be effective only during an emergency. This Article may be implemented from time to time by resolutions adopted by the Board of Directors before or during an emergency, or during an emergency by the Executive Committee of the Board of Directors constituted and then acting pursuant thereto. During an emergency, the provisions of this Article and any implementing resolutions shall supercede any conflicting provision of any Article of these Bylaws or resolutions adopted pursuant thereto.

Section 5.2.    Alternate Locations.  During an emergency, the business ordinarily conducted at the principal executive office of the Association shall, if so permitted by applicable statutes or regulations, be relocated elsewhere in suitable quarters, as may be designated by the board of directors or by the Executive Committee of the Board of Directors or by such persons as are then, in accordance with these bylaws or resolutions adopted from time to time by the board of directors, dealing with the exercise of authority in a time of such emergency, conducting the affairs of this Association. Any temporarily relocated place of business of this Association shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Section 5.3.    Alternate Management.

(a) In the event of a state of disaster of sufficient severity to prevent the conduct and management of the affairs of business of this Association by its directors and officers as contemplated by these bylaws, any available members of the then incumbent Executive Committee of the Board shall constitute an Interim Executive Committee for the full conduct and management of the affairs and business of the Association.

(b) If as a result of a state of disaster as described under 5.3(a) above, the chief executive officer is unable or unavailable to act, then until such chief executive officer becomes able and available to act or a new chief executive officer is appointed or elected, the senior surviving officer who is able and available to act shall act as the chief executive officer of this Association. If a person in good faith assumes the powers of the chief executive officer pursuant to these provisions in the belief he is the senior surviving officer and the office of the chief executive officer is vacant, the acts of such a person shall be valid and binding although it may subsequently develop that he was not in fact the senior surviving officer or that the office was not in fact vacant.

(c) No officer, director or employee acting in accordance with these Emergency Provisions shall be liable except for willful misconduct.

ARTICLE VI

Certificates and Transfer of Stock

Section 6.1.    Stock Certificates.  Certificates of stock in the form adopted by the board shall be issued to the shareholders of this Association according to the number of shares belonging to each respectively. Such certificates shall be transferable by endorsement and delivery thereof, but the transfer shall not be complete and binding on this Association until recorded upon the books of the Association, or its transfer agent, if any.

All certificates of stock shall bear the corporate seal of this Association which may be in the form of a facsimile of such seal imprinted or otherwise reproduced thereon and shall be signed by the chairman of the board or the deputy chairman of the board and the secretary, or an assistant secretary, provided that such signatures upon the certificates may be but need not be facsimiles of the signatures of said officers imprinted or otherwise reproduced upon the certificates.

All certificates of stock which have been transferred as aforesaid shall be properly canceled and preserved.

Section 6.2.    Transfer of Stock.   No new certificate shall be issued in lieu of an old one unless the latter is surrendered and canceled at the same time. If, however, a certificate be lost or destroyed the board may order a new certificate issued upon such terms, conditions and guaranties as the board may see fit to impose.

Section 6.3.    Fractional Shares.  The Association shall not be obliged to issue any certificates of stock evidencing, either singly or with other shares, any fractional part of a share, or any undivided interests in shares, but it may do so if the board shall so resolve.

Section 6.4.    Ownership.  The person, firm or corporation in whose name shares of stock stand on the books of the Association, whether individually or as trustee, pledgee or otherwise, may be recognized and treated by the Association as the absolute owner of the shares, and the Association shall in no event be obligated to deal with or to recognize the rights or interests of other persons in such shares, or in any part thereof.

Section 6.5.    Fixing Record Date.  The board may by resolution fix a record date for determining the shareholders entitled to notice of and to vote at any meeting of shareholders, which date shall be in reasonable proximity to the date of giving notice to the shareholders of such meeting.

ARTICLE VII

Records

Section 7.1.  The organization papers of this Association, the proceedings of all regular and special meetings of the board and of the shareholders and reports of the committees of directors shall be recorded in the minute book; and the minutes of each meeting shall be signed by the secretary and attested by the presiding officer.

Section 7.2.  Books and records of account and minutes of the proceedings of the shareholders, Board and committees of the Board and a record of the shareholders, giving the names and address of all shareholders and the number of shares held by each, shall be kept at the Head Office or at the office of the Association’s transfer agent and shall be open to inspection upon the written demand on the Association of any shareholder at any reasonable time during usual business hours, for a purpose reasonably related to such holder’s interests as a shareholder.

Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents or every kind and to inspect the physical properties of the Association and its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and make extracts.

ARTICLE VIII

Corporate Seal

Section 8.1.

The Association shall have a corporate seal upon which shall be inscribed:

UNION BANK OF CALIFORNIA,

NATIONAL

ASSOCIATION

Incorporated 1864

San Francisco

ARTICLE IX

Bylaws

Section 9.1.    Bylaw Amendments.   These Bylaws may be amended, changed, or repealed by a majority of the directors acting at any meeting of the board regularly called and held.

ARTICLE X

Governance

Section 10.1.    Governance.   To the extent not inconsistent with applicable Federal banking statutes or regulations, or bank safety and soundness, this Association will follow the corporate governance procedures of the Delaware General Corporation Law, Del. Code Ann. tit.8 (1991, as amended 1994, and as amended thereafter).

Exhibit 4

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proposed issuance of Senior Notes of Star Gas Partners, L.P., Union Bank of California, N.A., hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Andrew R. Ball
Name: Andrew R. Ball Title: Vice President

Exhibit 5

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires March 31, 2005

Federal Financial Institutions Examination Council

Please refer to page i, Table of Contents, for the required disclosure of estimated burden.

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business             December 31, 2002

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

(20021231)
(RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I,	David A. Anderson, SVP / Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ David A. Anderson
Signature of Officer Authorized to Sign Report

February 6, 2003
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Norimichi Kanari /s/ Norimichi Kanari
Director (Trustee)

Takaharu Saegusa /s/ Takaharu Saegusa
Director (Trustee)

Robert M. Walker /s/ Robert M. Walker
Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)	in electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or
(b)	in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number	22826 (RCRI 9050)

http:// www.UBOC.com Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)

                    (Example: www.examplebank.com)

Union Bank of California, N. A. Legal Title of Bank (TEXT 9010)

San Francisco City (TEXT 9130)

CA 94104-1302 State Abbrev.(TEXT 9200) ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices

Table of Contents

Signature Page	Cover

Report of Income

Schedule RI—Income Statement	RI-1, 2, 3

Schedule RI-A—Changes in Equity Capital	RI-4

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-4, 5

Schedule RI-D—Income from International Operations	RI-6

Schedule RI-E—Explanations	RI-7, 8

Report of Condition

Schedule RC—Balance Sheet	RC-1, 2

Schedule RC-A—Cash and Balances Due From Depository Institutions	RC-3

Schedule RC-B—Securities	RC-3, 4, 5

Schedule RC-C—Loans and Lease Financing Receivables:	RC-6, 7

Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)	RC-7a, 7b

Schedule RC-D—Trading Assets and Liabilities (to be completed only by selected banks)	RC-8

RC-9, 10

RC-11

RC-11

Schedule RC-H—Selected Balance Sheet Items	RC-12

Schedule RC-I—Assets and Liabilities of IBFs	RC-12

Schedule RC-K—Quarterly Averages	RC-13

Schedule RC-L—Derivatives and	RC-14, 15

Schedule RC-M—Memoranda	RC-16

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-17, 18

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments	RC-19, 20

Schedule RC-R—Regulatory Capital	RC-21, 22, 23, 24

Schedule RC-S—Servicing, Securitization and	RC-25, 26, 27

Schedule RC-T—Fiduciary and Related Services	RC-28, 29, 30

Optional Narrative Statement Concerning the Amounts Reported in the Reports	RC-31

Special Report (to be completed by all banks)

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 36.8 hours per respondent and is estimated to vary from 15 to 550 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C. 20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C. 20429

For information or assistance, National and State nonmember banks should contact the FDIC’s Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

Union Bank of California, N. A. Legal Title of Bank

San Francisco City

CA 94104-1302 State Zip Code

FDIC Certificate Number                    22826

Consolidated Report of Income

for the period January 1, 2002 - December 31, 2002

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands	RIAD
1. Interest income:
a. Interest and fee income on loans:
(1) In domestic offices:
(a) Loans secured by real estate	4011	721,116	1.a.(1)(a)
(b) Loans to finance agricultural production and other loans to farmers	4024	11,379	1.a.(1)(b)
(c) Commercial and industrial loans	4012	644,902	1.a.(1)(c)
(d) Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B485	9	1.a.(1)(d)(1)
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	52,965	1.a.(1)(d)(2)
(e) Loans to foreign governments and official institutions	4056	0	1.a.(1)(e)
(f) All other loans in domestic offices	B487	7,506	1.a.(1)(f)
(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	27,255	1.a.(2)
(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	1,465,132	1.a.(3)
b. Income from lease financing receivables	4065	28,172	1.b.
c. Interest income on balances due from depository institutions [1]	4115	2,633	1.c.
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	129,539	1.d.(1)
(2) Mortgage-backed securities	B489	174,953	1.d.(2)
(3)
in the U.S.)	4060	10,244	1.d.(3)
e. Interest income from trading assets	4069	4,398	1.e.
f. Interest income on federal funds sold and securities purchased under agreements to resell	4020	13,479	1.f.
g. Other interest income	4518	2,947	1.g.
h. Total interest income (sum of items 1.a.(3) through 1.g)	4107	1,831,497	1.h.
2. Interest expense:
a. Interest on deposits:
(1) Interest on deposits in domestic offices:
(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	7,407	2.a.(1)(a)
(b) Nontransaction accounts:
(1) Savings deposits (includes MMDAs)	0093	94,462	2.a.(1)(b)(1)
(2) Time deposits of $ 100,000 or more	A517	63,552	2.a.(1)(b)(2)
(3) Time deposits of less than $ 100,000	A518	48,841	2.a.(1)(b)(3)
(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	46,195	2.a.(2)
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180	6,030	2.b.
c. Interest on trading liabilities and other borrowed money	4185	10,160	2.c.

[1]	Includes interest income on time certificates of deposit not held for trading.

Schedule RI—Continued

	Year-to-date
Dollar Amounts in Thousands	RIAD
2. Interest expense (continued):
d. Interest on subordinated notes and debentures	4200	2,158	2.d.
e. Total interest expense (sum of items 2.a through 2.d)	4073	278,805	2.e.
3. Net interest income (item 1.h minus 2.e)			4074		1,552,692	3.
4. Provision for loan and lease losses			4230		139,787	4.
5. Noninterest income:
a. Income from fiduciary activities [1]	4070	119,840	5.a.
b. Service charges on deposit accounts in domestic offices	4080	272,650	5.b.
c. Trading revenue [2]	A220	34,305	5.c.
d. Investment banking, advisory, brokerage, and underwriting fees and commissions	B490	36,436	5.d.
e. Venture capital revenue	B491	0	5.e.
f. Net servicing fees	B492	935	5.f.
g. Net securitization income	B493	0	5.g.
h. Insurance commissions and fees	B494	27,848	5.h.
i. Net gains (losses) on sales of loans and leases	5416	164	5.i.
j. Net gains (losses) on sales of other real estate owned	5415	-56	5.j.
k. Net gains (losses) on sales of other assets (excluding securities)	B496	-7,988	5.k.
l. Other noninterest income *	B497	243,802	5.l.
m. Total noninterest income (sum of items 5.a through 5.l)			4079		727,936	5.m.
6. a. Realized gains (losses) on held-to-maturity securities			3521		0	6.a.
b. Realized gains (losses) on available-for-sale securities			3196		989	6.b.
7. Noninterest expense:
a. Salaries and employee benefits	4135	717,871	7.a.
b. Expenses of premises and fixed assets (net of rental income)	4217	173,026	7.b.
c. (1) Goodwill impairment losses	C216	0	7.c.	(1)
(2) Amortization expense and impairment losses for other intangible assets	C232	5,485	7.c.	(2)
d. Other noninterest expense *	4092	437,196	7.d.
e. Total noninterest expense (sum of items 7.a through 7.d)			4093		1,333,578	7.e.
8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)			4301		808,252	8.
9. Applicable income taxes (on item 8)			4302		260,787	9.
10. Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)			4300		547,465	10.
11. Extraordinary items and other adjustments, net of income taxes*			4320		0	11.
12. Net income (loss) (sum of items 10 and 11)			4340		547,465	12.

*	Describe on Schedule RI-E-Explanations
[1]	For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.
[2]	For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c, must equal the sum of Memorandum items 8.a through 8.d.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RI—Continued

Memoranda

Dollar Amounts in Thousands		Year-to-date
		RIAD
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes		4513	300	M.1.
2. Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)		8431	22,751	M.2.
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)		4313	180	M.3.
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))		4507	2,186	M.4.
			Number
5. Number of full-time equivalent employees at the end of current period (round to nearest whole number)		4150	9,195	M.5.
6. Not applicable
		CC YY MM DD
7. If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank’s acquisition [1]	9106			M.7.

8. Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item (To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):

		RIAD
a. Interest rate exposures		8757	5,758	M.8.a.
b. Foreign exchange exposures		8758	28,548	M.8.b.
c. Equity security and index exposures		8759	0	M.8.c.
d. Commodity and other exposures		8760	0	M.8.d.
		RIAD
9. Impact on income of derivatives held for purposes other than trading:
a. Net increase (decrease) to interest income		8761	116,266	M.9.a.
b. Net (increase) decrease to interest expense		8762	0	M.9.b.
c. Other (noninterest) allocations		8763	0	M.9.c.
10. Credit losses on derivatives (see instructions)		A251	3,389	M.10.
		YES NO
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?		A530	X	M.11.

[1]	For example, a bank acquired on June 1, 2001, would report 20010601.

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands	RIAD
1. Total equity capital most recently reported for the December 31, 2001, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	3,554,964	1.
2. Restatements due to corrections of material accounting errors and changes in accounting principles *	B507	0	2.
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	3,554,964	3.
4. Net income (loss) (must equal Schedule RI, item 12)	4340	547,465	4.
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	196	5.
6. Treasury stock transactions, net	B510	0	6.
7. Changes incident to business combinations, net	4356	54,830	7.
8. LESS: Cash dividends declared on preferred stock	4470	0	8.
9. LESS : Cash dividends declared on common stock	4460	489,100	9.
10. Other comprehensive income [1]	B511	107,129	10.
11. Other transactions with parent holding company* (not included in items 5, 6, 8, or 9 above)	4415	0	11.
12. Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	3,775,484	12.

*	Describe on Schedule RI-E—Explanations.
1	Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

	(Column A) Charge-offs [1]		(Column B) Recoveries
Dollar Amounts in Thousands	Calendar year-to-date
	RIAD		RIAD
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	3582	0	3583	40	1.a.
b. Secured by farmland in domestic offices	3584	0	3585	850	1.b.
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	99	5412	151	1.c.(1)
(2) Closed-end loans secured by 1-4 family residential properties
(a) Secured by first liens	C234	2,518	C217	45	1.c.(2)(a)
(b) Secured by junior liens	C235	1,684	C218	211	1.c.(2)(b)
d. Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d.
e. Secured by nonfarm nonresidential properties in domestic offices	3590	1,620	3591	226	1.e.
f. In foreign offices	B512	0	B513	0	1.f.
2. Loans to depository institutions and acceptances of other banks:
a. To R.P. banks and other R.P. depository institutions	4653	0	4663	0	2.a.
b. To foreign banks	4654	0	4664	0	2.b.
3.	4655	21,618	4665	2,787	3.
4. Commercial and industrial loans:
a. To R.P. addressees (domicile)	4645	174,837	4617	28,972	4.a.
b. To non-R.P. addressees (domicile)	4646	0	4618	0	4.b.
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B514	0	B515	0	5.a.
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B516	9,485	B517	4,207	5.b.

1	Include write-downs arising from transfers of loans to a held-for-sale account.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RI-B—Continued

Part I. Continued

	(Column A) Charge-offs [1]		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD		RIAD
6. Loans to foreign governments and official institutions	4643	0	4627	0	6.
7. All other loans	4644	13,725	4628	1,458	7.
8. Lease financing receivables:
a. To U.S. addressees (domicile)	4658	2,702	4668	590	8.a.
b. To non-U.S. addressees (domicile)	4659	0	4669	0	8.b.
9. Total (sum of items 1 through 8)	4635	228,288	4605	39,537	9.

Memoranda	(Column A) Charge-offs [1]		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD		RIAD
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, item 4 and 7, above	5409	0	5410	0	M.1.
2. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RI-B, part I, item 1, above)	4652	0	4662	0	M.2.

1	Include write-downs arising from transfers of loans to a held-for-sale account.

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands	RIAD
1. Balance most recently reported for the December 31, 2001, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	623,468	1.
2. Recoveries (must equal part I, item 9, column B above)	4605	39,537	2.
3. LESS: Charge-offs (must equal part I, Item 9, column A above less Schedule RI-B, part II, item 4)	C079	203,320	3.
4.	5523	24,968	4.
5. Provision for loan and lease losses (must equal Schedule RI, item 4)	4230	139,787	5.
6. Adjustments* (see instructions for this schedule)	C233	5,476	6.
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c.	3123	579,980	7.

*	Describe on Schedule RI-E—Explanations.

Schedule RI-D—Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

	Year-to-date
Dollar Amount in Thousands	RIAD
1. Interest income and expense attributable to international operations
a. Gross interest income	B523	0	1.a.
b. Gross interest expense	B524	0	1.b.
2. Net interest income attributable to international operations (item 1.a minus 1.b.)	B525	0	2.
3. Noninterest income and expense attributable to international operations:
a. Noninterest income attributable to international operations	4097	0	3.a.
b. Provision for loan and lease losses attributable to international operations.	4235	0	3.b.
c. Other noninterest expense attributable to international operations	4239	0	3.c.
d. Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	0	3.d.
4. Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)	4844	0	4.
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs	4845	0	5.
6. Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)	4846	0	6.
7. Income taxes attributable to income from international operations as estimated in item 6	4797	0	7.
8. Estimated net income attributable to international operations (item 6 minus 7)	4341	0	8.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedule RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

			Year-to-date
Dollar Amounts in Thousands			RIAD
1. Other noninterest income (from Schedule RI, item 5.l)
Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
a. Income and fees from the printing and sale of checks			C013	0	1.a.
b. Earnings on/increase in value of cash surrender value of life insurance			C014	0	1.b.
c. Income and fees from automated teller machines (ATMs)			C016	0	1.c.
d. Rent and other income from other real estate owned			4042	0	1.d.
e. Safe deposit box rent			C015	0	1.e.
f. TEXT 4461 Merchant transaction processing fees			4461	86,019	1.f.
g. TEXT 4462 International commissions and fees			4462	76,956	1.g.
h. TEXT 4463 Merchant banking fees			4463	31,581	1.h.
2. Other noninterest expense (from Schedule RI, item 7.d)
Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
a. Data processing expenses			C017	32,554	2.a.
b. Advertising and marketing expenses			0497	37,464	2.b.
c. Directors’ fees			4136	0	2.c.
d. Printing, stationery, and supplies			C018	0	2.d.
e. Postage			8403	0	2.e.
f. Legal fees and expenses			4141	0	2.f.
g. FDIC deposit insurance assessments			4146	0	2.g.
h. TEXT 4464 Merchant transaction processing			4464	55,767	2.h.
i. TEXT 4467 Other Professional services			4467	34,712	2.i.
j. TEXT 4468 Software			4468	42,544	2.j.
3. Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI, item 11) (itemize and describe all extraordinary items and other adjustments):
a. (1) Effect of adopting FAS 142, ‘Goodwill and Other Intangible Assets’			C231	0	3.a.(1)
(2) Applicable income tax effect	4486	0			3.a.(2)
b. (1) TEXT 4487			4487	0	3.b.(1)
(2) Applicable income tax effect	4488	0			3.b.(2)
c. (1) TEXT 4489			4489	0	3.c.(1)
(2) Applicable income tax effect	4491	0			3.c.(2)

Schedule RI-E—Continued

Dollar Amounts in Thousands	RIAD	Year-To-Date
4. Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
a. TEXT B526	B526	0	4.a.
b. TEXT B527	B527	0	4.b.
5. Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
a. TEXT 4498	4498	0	5.a.
b. TEXT 4499	4499	0	5.b.
6. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
a. TEXT 4521	4521	0	6.a.
b. TEXT 4522 Other adjustments FX translation	4522	5,476	6.b.
7. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):

No Comment ☐(RIAD 4769)

Other explanations (please type or print clearly)

(TEXT 4769)

Union Bank of California, N. A.
Legal Title of Bank

San Francisco
City

CA 94104-1302
State Zip Code

FDIC Certificate Number 22826

Consolidated Report of Condition for Insured Commercial and

State-Chartered Savings Banks for December 31, 2002

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A) :
a. Noninterest-bearing balances and currency and coin [1]			0081	2,831,120	1.a.
b. Interest-bearing balances [2]			0071	271,235	1.b.
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	7,265,731	2.b.
3. Federal funds sold and securities purchased under agreements to resell
a. Federal funds sold in domestic offices [3]		RCON	B987	1,049,700	3.a.
b. Securities purchased under agreements to resell		RCFD	B989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			RCFD
a. Loans and leases held for sale			5369	54,557	4.a.
b. Loans and leases, net of unearned income	B528	26,066,251			4.b.
c. LESS: Allowance for loan and lease losses	3123	579,980			4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	25,486,271	4.d.
5. Trading assets (from Schedule RC-D)			3545	308,701	5.
6. Premises and fixed assets (including capitalized leases)			2145	490,980	6.
7. Other real estate owned (from Schedule RC-M)			2150	715	7.
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	148	8.
9. Customers’ liability to this bank on acceptances outstanding			2155	62,469	9.
10. Intangible assets:
a. Goo			3163	150,542	10.a.
b. Other intangible assets (from Schedule RC-M)			0426	40,717	10.b.
11. Other assets (from Schedule RC-F)			2160	1,590,190	11.
12. Total assets (sum of items 1 through 11)			2170	39,603,076	12.

[1]	Includes cash items in process of collection and unposted debits.
[2]	Includes time certificates of deposit not held for trading.
[3]	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

Schedule RC—Continued

Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)				RCON
				2200	30,827,465	13.a.
(1) Noninterest-bearing [1]	RCON	6631	15,569,031			13.a.(1)
(2) Interest-bearing	RCON	6636	15,258,434			13.a.(2)
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs (from Schedule RC-E, part II)				RCFN
				2200	3,495,645	13.b.
(1) Noninterest-bearing	RCFN	6631	583,922			13.b.(1)
(2) Interest-bearing	RCFN	6636	2,911,723	RCFD		13.b.(2)
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased in domestic offices [2]			RCON	B993	165,104	14.a.
b. Securities sold under agreements to repurchase [3]			RCFD	B995	169,275	14.b.
15. Trading liabilities (from Schedule RC-D)			RCFD	3548	142,576	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)				RCFD
				3190
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding				2920	62,469	18.
19. Subordinated notes and debentures [4]				3200	100,000	19.
20. Other liabilities (from Schedule RC-G)				2930	598,122	20.
21. Total liabilities (sum of items 13 through 20)				2948	35,827,592	21.
22. Minority interest in consolidated subsidiaries				3000	0	22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus				3838	0	23.
24. Common stock				3230	604,577	24.
25. Surplus (exclude all surplus related to preferred stock)				3839	1,077,524	25.
26. a. Retained earnings				3632	1,853,403	26.a.
b. Accumulated other comprehensive income [5]				B530	239,980	26.b.
27. Other equity capital components [6]				A130	0	27.
28. Total equity capital (sum of items 23 through 27)				3210	3,775,484	28.
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)				3300	39,603,076	29.

Memorandum
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2001

	RCFD 6724	Number	M.1.

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report                 on the bank

2 = Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting                 firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm

4 = Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required                 by state chartering authority)

5 = Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank’s financial statements by external auditors

7 = Compilation of the bank’s financial statements by external auditors

      Other audit procedures (excluding tax preparation work)

9 = No external audit work

1	Includes total demand deposits and noninterest-bearing time and savings deposits.
2	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, ‘Other borrowed money’.
3	Includes all securities repurchase agreements in domestic and foreign office, regardless of maturity.
4	Includes limited-life preferred stock and related surplus.
5	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.
6	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

	(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands	RCFD		RCON
1. Cash items in process of collection, unposted debits, and currency and coin	0022	2,442,912			1.
a. Cash items in process of collection and unposted debits			0020	1,706,108	1.a.
b. Currency and coin			0080	736,694	1.b.
2. Balances due from depository institutions in the U.S.			0082	60,135	2.
a. U.S. branches and agencies of foreign banks (including their IBFs)	0083	21,115			2.a.
b. Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	59,169			2.b.
3. Balances due from banks in foreign countries and foreign central banks			0070	19,237	3.
a. Foreign branches of other U.S. banks	0073	92			3.a.
b. Other banks in foreign countries and foreign central banks	0074	422,367			3.b.
4. Balances due from Federal Reserve Banks	0090	156,700	0090	134,320	4.
5. Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)	0010	3,102,355	0010	2,656,494	5.

Schedule RC-B—Securities

Exclude assets held for trading.

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD		RCFD		RCFD		RCFD
1. U.S. Treasury securities	0211	0	0213	0	1286	332,168	1287	344,389	1.
2. U.S. Government agency obligations (exclude mortgage-backed securities):
a. Issued by U.S. Government agencies [1]	1289	0	1290	0	1291	0	1293	0	2.a.
b. Issued by U.S. Government-sponsored agencies [2]	1294	0	1295	0	1297	2,560,421	1298	2,687,306	2.b.
3. Securities issued by states and political subdivisions in the U.S.	8496	0	8497	0	8498	42,917	8499	49,091	3.

1	Includes Small Business Administration “Guaranteed Loan Pool Certificates,” U.S. Maritime Administration obligations, and Export–Import Bank participation certificates.
2	Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

Schedule RC-B—Continued

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD		RCFD		RCFD		RCFD
4. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Guaranteed by GNMA	1698	0	1699	0	1701	4,545	1702	4,963	4.a.	(1)
(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	1,220,293	1707	1,294,826	4.a.	(2)
(3) Other pass-through securities	1709	0	1710	0	1711	0	1713	0	4.a.	(3)
b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	2,678,041	1717	2,718,748	4.b.	(1)
(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or GNMA	1718	0	1719	0	1731	0	1732	0	4.b.	(2)
(3) All other mortgage-backed securities	1733	0	1734	0	1735	41,391	1736	41,331	4.b.	(3)
5. Asset-backed securities (ABS):
a. Credit card receivables	B838	0	B839	0	B840	0	B841	0	5.a.
b. Home equity lines	B842	0	B843	0	B844	0	B845	0	5.b.
c. Automobile loans	B846	0	B847	0	B848	0	B849	0	5.c.
d. Other consumer loans	B850	0	B851	0	B852	0	B853	0	5.d.
e. Commercial and industrial loans	B854	0	B855	0	B856	134,214	B857	108,727	5.e.
f. Other	B858	0	B859	0	B860	0	B861	0	5.f.
6. Other debt securities:
a. Other domestic debt securities	1737	0	1738	0	1739	458	1741	458	6.a.
b. Foreign debt securities	1742	0	1743	0	1744	6,425	1746	6,462	6.b.
7. Investments in mutual funds and other equity securities with readily determinable fair values [1]					A510	6,258	A511	9,430	7.
8. Total (sum of items 1 through 7) (total of column A must equal Schedule RC, item 2.a) (total of column D must equal Schedule RC, item 2.b)	1754	0	1771	0	1772	7,027,131	1773	7,265,731	8.

[1]	Report Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock in Schedule RC-F, item 4.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-B—Continued

Memoranda

Dollar Amounts in Thousands	RCFD
1. Pledged securities [1]	0416	2,241,986	M.1.
2. Maturity and repricing data for debt securiti [1,2] (excluding those in nonaccrual status):

a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: [3,4]

(1) Three months or less	A549	204,919	M.2.a.	(1)
(2) Over three months through 12 months	A550	159,370	M.2.a.	(2)
(3) Over one year through three years	A551	1,862,313	M.2.a.	(3)
(4) Over three years through five years	A552	939,303	M.2.a.	(4)
(5) Over five years through 15 years	A553	20,954	M.2.a.	(5)
(6) Over 15 years	A554	9,574	M.2.a.	(6)
b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date [3].
(1) Three months or less	A555	0	M.2.b.	(1)
(2) Over three months through 12 months	A556	3,322	M.2.b.	(2)
(3) Over one year through three years	A557	27,470	M.2.b.	(3)
(4) Over three years through five years	A558	28,129	M.2.b.	(4)
(5) Over five years through 15 years	A559	1,240,868	M.2.b.	(5)
(6) Over 15 years	A560	0	M.2.b.	(6)
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of:[6]
(1) Three years or less	A561	616,323	M.2.c.	(1)
(2) Over three years	A562	2,143,756	M.2.c.	(2)
d. Memorandum items 2.a through 2.c above)	A248	543,795	M.2.d.
3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778	0	M.3.
4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
a. Amortized cost	8782	0	M.4.a.
b. Fair value	8783	0	M.4.b.

1	Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.
2	Exclude investments in mutual funds and other equity securities with readily determinable fair values.
3	Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.
4	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
5	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.
6	Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) other loans and leases, net of unearned income. Report loans and leases net of any applicable allocated transfer risk reserve. Exclude assets held for trading and commercial paper.

	(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands	RCFD		RCON
1. Loans secured by real estate	1410	13,512,819			1.
a.			1415	1,225,336	1.a.
b. Secured by farmland (including farm residential and other improvements)			1420	22,419	1.b.
c. Secured by 1-4 family residential properties:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	956,832	1.c.(1)
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens			5367	6,481,203	1.c.(2)(a)
(b) Secured by junior liens			5368	430,799	1.c.(2)(b)
d. Secured by multifamily (5 or more) residential properties			1460	571,047	1.d.
e. Secured by nonfarm nonresidential properties			1480	3,824,211	1.e.
2. Loans to depository institutions and acceptances of other banks:
a. To commercial banks in the U.S			B531	304,378	2.a.
(1) To U.S. branches and agencies of foreign banks	B532	315,878			2.a.(1)
(2) To other commercial banks in the U.S.	B533	0			2.a.(2)
b. To other depository institutions in the U.S.	B534	24,242	B534	24,242	2.b.
c. To banks in foreign countries			B535	278,333	2.c.
(1) To foreign branches of other U.S. banks	B536	0			2.c.(1)
(2) To other banks in foreign countries	B537	1,081,712			2.c.(2)
3.	1590	239,534	1590	239,534	3.
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1763	9,256,483	1763	9,241,483	4.a.
b. To non-U.S. addressees (domicile)	1764	270,093	1764	65,046	4.b.
5. Not applicable
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
a. Credit cards	B538	0	B538	0	6.a.
b. Other revolving credit plans	B539	145,775	B539	145,775	6.b.
c. Other consumer loans (includes single payment, installment, and all student loans)	2011	462,744	2011	462,252	6.c.
7. Loans to foreign governments and official institutions (including foreign central banks)	2081	40,956	2081	0	7.
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.	2107	12,990	2107	12,990	8.
9. Other loans	1563	564,812			9.
a. Loans for purchasing or carrying securities (secured and unsecured)			1545	15,417	9.a.
b. All other loans (exclude consumer loans)			1564	491,973	9.b.
10. Lease financing receivables (net of unearned income)			2165	237,670	10.
a. Of U.S. addressees (domicile)	2182	237,670			10.a.
b. Of non-U.S. addressees (domicile)	2183	0			10.b.
11. LESS: Any unearned income on loans reflected in items 1-9 above	2123	44,900	2123	44,639	11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, sum of items 4.a and 4.b)	2122	26,120,808	2122	24,986,301	12.

Schedule RC-C—Continued

Part I. Continued

Memoranda

Dollar Amounts in Thousands	RCFD
1. Loans and leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616	0	M.1.
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: [1,2]

	RCON
(1) Three months or less	A564	137,111	M.2.a.(1)
(2) Over three months through 12 months	A565	251,534	M.2.a.(2)
(3) Over one year through three years	A566	683,769	M.2.a.(3)
(4) Over three years through five years	A567	2,764,670	M.2.a.(4)
(5) Over five years through 15 years	A568	2,021,743	M.2.a.(5)
(6) Over 15 years	A569	622,352	M.2.a.(6)

b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date [1,3]

	RCFD
(1) Three months or less	A570	12,108,113	M.2.b.(1)
(2) Over three months through 12 months	A571	3,388,823	M.2.b.(2)
(3) Over one year through three years	A572	1,199,960	M.2.b.(3)
(4) Over three years through five years	A573	810,457	M.2.b.(4)
(5) Over five years through 15 years	A574	1,737,586	M.2.b.(5)
(6) Over 15 years	A575	139,195	M.2.b.(6)
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247	7,182,105	M.2.c.
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, colum [4]	2746	122,513	M.3.
	RCON
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)	5370	5,027,022	M.4.
	RCFD
5. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-C, part I, item 1, column A)	B837	972	M.5.

1	Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.
2	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B.
3	Sum of Memorandum items 2.b.(1) through 2.b.(6), plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, part I, sum of items 1 through10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.
4	Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

Schedule RC-C—Continued

Part II. Loans to Small Businesses and Small Farms

Schedule RC-C, Part II is to be reported only with the June Report of Condition.

Report the number and amount currently outstanding as of June 30 of business loans with “original amounts” of $1,000,000 or less and farm loans with “original amounts” of $500,000 or less. The following guidelines should be used to determine the “original amount” of a loan: (1) For loans drawn down under lines of credit or loan commitments, the “original amount” of the loan is the size of the line of credit or loan commitment when the line of credit or loan commitment was most recently approved, extended, or renewed prior to the report date. However, if the amount currently outstanding as of the report date exceeds this size, the “original amount” is the amount currently outstanding on the report date. (2) For loan participations and syndications, the “original amount” of the loan participation or syndication is the entire amount of the credit originated by the lead lender. (3) For all other loans, the “original amount” is the total amount of the loan at origination or the amount currently outstanding as of the report date, whichever is larger.

Loans to Small Businesses

	RCON	YES	NO
1.Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B, and all or substantially all of the dollar volume of your bank’s “Commercial and industrial loans to U.S. addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an “X” in the box marked “NO.”)	6999			1.
If YES, complete items 2.a and 2.b below, skip items 3 and 4, and go to item 5.
If NO and your bank has loans outstanding in either loan category, skip items 2.a and 2.b, complete items 3 and 4 below, and go to item 5.
If NO and your bank has no loans outstanding in both loan categories, skip items 2 through 4, and go to item 5.

	Number of Loans
2. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:

a. “Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B (Note: Item 1.e, column B, divided by the number of loans should NOT exceed $100,000.)

	RCON
	5562	0	2.a.
b. “Commercial and industrial loans to U.S. addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (Note: Item 4.a, column B, divided by the number of loans should NOT exceed $100,000.)	5563	0	2.b.

Dollar Amounts in Thousands	(Column A) Number of Loans		(Column B) Amount Currently Outstanding

3. Number and amount currently outstanding of “Loans secured by nonfarm nonresidential properties” in domestic offices reported in Schedule RC-C, part I, item 1.e, column B (sum of items 3.a through 3.c must be less than or equal to Schedule RC-C, part I, item 1.e, column B):

	RCON		RCON
a. With original amounts of $100,000 or less	5564	0	5565	0	3.a.
b. With original amounts of more than $100,000 through $250,000	5566	0	5567	0	3.b.
c. With original amounts of more than $250,000 through $1,000,000	5568	0	5569	0	3.c.

4. Number and amount currently outstanding of “Commercial and industrial loans to U.S. addressees” in domestic offices reported in Schedule RC-C, part I, item 4.a, column B (sum of items 4.a through 4.c must be less than or equal to Schedule RC-C, part I, item 4.a, column B):

	RCON		RCON
a. With original amounts of $100,000 or less	5570	0	5571	0	4.a.
b. With original amounts of more than $100,000 through $250,000	5572	0	5573	0	4.b.
c. With original amounts of more than $250,000 through $1,000,000	5574	0	5575	0	4.c.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-C—Continued

Part II. Continued

Agricultural Loans to Small Farms

	RCON	YES	NO

5. Indicate in the appropriate box at the right whether all or substantially all of the dollar volume of your bank’s “Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B, and all or substantially all of the dollar volume of your bank’s “Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B, have original amounts of $100,000 or less (If your bank has no loans outstanding in both of these two loan categories, place an “X” in the box marked “NO.”)

	6860			5.
If YES, complete items 6.a and 6.b below, and do not complete items 7 and 8.
If NO and your bank has loans outstanding in either loan category, skip items 6.a and 6.b and complete items 7 and 8 below.
If NO and your bank has no loans outstanding in both loan categories, do not complete items 6 through 8.

	Number of Loans
	RCON
6. Report the total number of loans currently outstanding for each of the following Schedule RC-C, part I, loan categories:
a. “Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (Note: Item 1.b, column B, divided by the number of loans should NOT exceed $100,000.)	5576	0	6.a.
b. “Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B (Note: Item 3, column B, divided by the number of loans should NOT exceed $100,000.)	5577	0	6.b.

Dollar Amounts in Thousands	(Column A) Number of Loans		(Column B) Amount Currently Outstanding

7. Number and amount currently outstanding of “Loans secured by farmland (including farm residential and other improvements)” in domestic offices reported in Schedule RC-C, part I, item 1.b, column B (sum of items 7.a through 7.c must be less than or equal to Schedule RC-C, part I, item 1.b, column B):

	RCON		RCON
a. With original amounts of $100,000 or less	5578	0	5579	0 7.a.
b. With original amounts of more than $100,000 through $250,000	5580	0	5581	0 7.b.
c. With original amounts of more than $250,000 through $500,000	5582	0	5583	0 7.c.

8. Number and amount currently outstanding of “Loans to finance agricultural production and other loans to farmers” in domestic offices reported in Schedule RC-C, part I, item 3, column B (sum of items 8.a through 8.c must be less than or equal to Schedule RC-C, part I, item 3, column B):

a. With original amounts of $100,000 or less	5584	0	5585	0 8.a.
b. With original amounts of more than $100,000 through $250,000	5586	0	5587	0 8.b.
c. With original amounts of more than $250,000 through $500,000	5588	0	5589	0 8.c.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.

Dollar Amounts in Thousands		RCON
ASSETS
1. U.S. Treasury securities in domestic offices		3531	1,031	1.
2. U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)		3532	30,442	2.
3. Securities issued by states and political subdivisions in the U.S. in domestic offices		3533	4,624	3.
4. Mortgage-backed securities (MBS) in domestic offices:
a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA		3534	0	4.a.
b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)		3535	0	4.b.
c. All other mortgage-backed securities		3536	0	4.c.
5. Other debt securities in domestic offices		3537	0	5.
6. - 8. Not applicable
9. Other trading assets in domestic offices		3541	123,690	9.
10. Trading assets in foreign offices	RCFN	3542	0	10.
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:
a. In domestic offices	RCON	3543	147,474	11.a.
b. In foreign offices	RCFN	3543	1,440	11.b.
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	RCFD	3545	308,701	12.
		RCFD
LIABILITIES
13. Liability for short positions		3546	0	13.
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity contracts		3547	142,576	14.
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)		3548	142,576	15.

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

	Transaction Accounts				Nontransaction Accounts
	(Column A) Total transaction accounts (including total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands	RCON		RCON		RCON
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B549	7,048,429			B550	21,568,115	1.
2. U.S. Government	2202	78,062			2520	0	2.
3. States and political subdivisions in the U.S.	2203	312,834			2530	1,049,926	3.
4. Commercial banks and other depository institutions in the U.S	B551	670,939			B552	1,633	4.
5. Banks in foreign countries	2213	97,527			2236	0	5.
6. Foreign governments and official institutions (including foreign central banks)	2216	0			2377	0	6.
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	8,207,791	2210	6,953,259	2385	22,619,674	7.

Memoranda

Dollar Amounts in Thousands	RCON
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	502,383	M.1.a.
b. Total brokered deposits	2365	0	M.1.b.
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000	2343	0	M.1.c.(1)
(2)
$100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c.(2)
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d.(1)
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	0	M.1.d.(2)
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collateralized as required under state law) (to be completed for the December report only)	5590	1,329,401	M.1.e.
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)	6810	16,629,720	M.2.a.(1)
(2) Other savings deposits (excludes MMDAs)	0352	1,913,057	M.2.a.(2)
b. Total time deposits of less than $100,000	6648	1,698,448	M.2.b.
c. Total time deposits of $100,000 or more	2604	2,378,449	M.2.c.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-E—Continued

Part I. Continued

Memoranda (continued)

Dollar Amounts in Thousands	RCON
3. Maturity and repricing data for time deposits of less than $100,000:
a. Time deposits of less than $100,000 with a remaining maturit… next repricing date of: [1,2]
(1) Three months or less	A579	787,187	M.3.a.(1)
(2) Over three months through 12 months	A580	645,467	M.3.a.(2)
(3) Over one year through three years	A581	175,108	M.3.a.(3)
(4) Over three years	A582	90,686	M.3.a.(4)
b.
or less (included in Memorandum items 3.a.(1) through 3.a.(4) abo… [3]	A241	1,384,121	M.3.b.
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of: [1,4]
(1) Three months or less	A584	1,519,828	M.4.a.(1)
(2) Over three months through 12 months	A585	542,653	M.4.a.(2)
(3) Over one year through three years	A586	266,199	M.4.a.(3)
(4) Over three years	A587	49,769	M.4.a.(4)
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) through 4.a.(4) abo… [3]	A242	2,059,017	M.4.b.

1	Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.
2	Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E, Memorandum item 2.b.
3	Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.
4	Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and

Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands	RCFN
Deposits of:
1. Individuals, partnerships, and corporations	B553	2,008,082	1.
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	484	2.
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	1,481,125	3.
4. Foreign governments and official institutions (including foreign central banks)	2650	5,954	4.
5. U.S. Government and states and political subdivisions in the U.S	B555	0	5.
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 13.b)	2200	3,495,645	6.

Memorandum

Dollar Amounts in Thousands	RCFN
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	2,910,381	M.1.

Schedule RC-F—Other Assets

Dollar Amounts in Thousands			RCFD
1. Accrued interest receivable [1]			B556	188,450	1.
2. Net deferred tax assets [2]			2148	0	2.
3. Interest-only strips receivable (not in the form of a security) [3] on:
a. Mortgage loans			A519	0	3.a.
b. Other financial assets			A520	0	3.b.
4. Equity securities that DO NOT have readily determinable fair values [4]			1752	49,625	4.
5. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2168	1,352,115	5.
a. Prepaid expenses	2166	0			5.a.
b. Cash surrender value of life insurance	C009	0			5.b.
c. Repossessed personal property (including vehicles)	1578	0			5.c.
d. Derivatives with a positive fair value held for purposes other than trading	C010	170,881			5.d.
e. TEXT 3549	3549	0			5.e.
f. TEXT 3550	3550	0			5.f.
g. TEXT 3551	3551	0			5.g.
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11)			2160	1,590,190	6.

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands			RCON
a. Interest accrued and unpaid on deposits in domestic offices [5]			3645	14,138	1.a.
b. Other expenses accrued and unpaid (includes accrued income taxes payable)			RCFD
			3646	244,009	1.b.
2. Net deferred tax liabilities [2]			3049	871	2.
3. Allowance for credit losses on off-balance sheet credit exposures			B557	0	3.
4. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2938	339,104	4.
a. Accounts payable	3066	85,198			4.a.
b. Deferred compensation liabilities	C011	0			4.b.
c. Dividends declared but not yet payable	2932	0			4.c.
d. Derivatives with a negative fair value held for purposes other than trading	C012	443			4.d.
e. TEXT 3552	3552	0			4.e.
f. TEXT 3553	3553	0			4.f.
g. TEXT 3554	3554	0			4.g.
5. Total (sum of items 1 through 4 ) (must equal Schedule RC, item 20)			2930	598,122	5.

1	Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.
2	See discussion of deferred income taxes in Glossary entry on “income taxes.”
3	Report interest-only strips receivable in the form of a security as available-for-sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.
4	Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock.
5	For savings banks, include “dividends” accrued and unpaid on deposits.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

Dollar Amounts in Thousands	Domestic Offices
	RCON
1. Customers’ liability to this bank on acceptances outstanding	2155	50,208	1.
2. Bank’s liability on acceptances executed and outstanding	2920	50,208	2.
3. Securities purchased under agreements to resell	B989	0	3.
4. Securities sold under agreements to repurchase	B995	169,275	4.
5. Other borrowed money	3190	266,936	5.
EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs	2163	0	6.
OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs	2941	1,915,741	7.
8. Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)	2192	37,980,691	8.
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)	3129	32,289,466	9.

	RCON
In items 10–17, report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.
10. U.S. Treasury securities	1039	332,168	10.
11. U.S. Government agency obligations (exclude mortgage-backed securities)	1041	2,560,421	11.
12. Securities issued by states and political subdivisions in the U.S.	1042	42,917	12.
13. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1043	1,224,838	13.a.(1)
(2) Other pass-through securities	1044	0	13.a.(2)
b.
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1209	2,678,041	13.b.(1)
(2) All other mortgage-backed securities	1280	41,391	13.b.(2)
14. Other domestic debt securities (include domestic asset-backed securities)	1281	134,672	14.
15. Foreign debt securities (include foreign asset-backed securities)	1282	0	15.
16. Investments in mutual funds and other equity securities with readily determinable fair values	A510	6,258	16.
17. Total amortized (historical) cost of both held-to-maturity and available-for-sale securities (sum of items 10 through 16)	1374	7,020,706	17.
18. Equity securities that do not have readily determinable fair values	1752	49,532	18.

Schedule RC-I—Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other “foreign” offices.

Dollar Amounts in Thousands
	RCFN
1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	602,580	1.
2. Total IBF liabilities (component of Schedule RC, item 21)	2898	201,091	2.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-K—Quarterly Averages 1

Dollar Amounts in Thousands		RCFD
ASSETS
1. Interest-bearing balances due from depository institutions		3381	149,544	1.
2. U.S. Treasury securities and U.S. Government agency obligations[2] (excluding mortgage backed-securities)		B558	2,696,776	2.
3. Mortgage-backed securities [2]		B559	3,223,010	3.
4. All other securities[2], [3] (includes securities issued by states and political subdivisions in the U.S.)		B560	220,915	4.
5. Federal funds sold and securities purchased under agreements to resell		3365	925,253	5.
6. Loans:
a. Loans in domestic offices:		RCON
(1) Total loans		3360	24,421,536	6.a.(1)
(2) Loans secured by real estate		3385	13,117,054	6.a.(2)
(3) Loans to finance agricultural production and other loans to farmers		3386	241,000	6.a.(3)
(4) Commercial and industrial loans		3387	9,577,655	6.a.(4)
(5)
(a) Credit cards		B561	225	6.a.(5)(a)
(b)
credit plans other than credit cards)		B562	628,351	6.a.(5)(b)
b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN	3360	1,084,104	6.b.
7. Trading assets	RCFD	3401	367,161	7.
8. Lease and financing receivables (net of unearned income)	RCFD	3484	255,537	8.
9. Total assets [4]	RCFD	3368	37,208,388	9.
LIABILITIES
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)		RCON
		3485	1,738,927	10.
11. Nontransaction accounts in domestic offices:
a. Savings deposits (includes MMDAs)		B563	17,939,060	11.a.
b. Time deposits of $100,000 or more		A514	2,460,571	11.b.
c. Time deposits of less than $100,000		A529	1,780,945	11.c.
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	RCFN	3404	2,824,783	12.
13. Federal funds purchased and securities sold under agreements to repurchase	RCFD	3353	322,394	13.
14. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	RCFD	3355	249,241	14.

1	For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).
2	Quarterly averages for all debt securities should be based on amortized cost.
3	Quarterly averages for all equity securities should be based on historical cost.
4	The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands			RCFD
1. Unused commitments:
a. Revolving, open-end lines secured by 1—4 family residential properties, e.g., home equity lines			3814	1,456,374	1.a.
b. Credit card lines			3815	0	1.b.
c. Commercial real estate, construction, and land development:
(1) Commitments to fund loans secured by real estate			3816	883,404	1.c.(1)
(2) Commitments to fund loans not secured by real estate			6550	18,426	1.c.(2)
d. Securities underwriting			3817	0	1.d.
e. Other unused commitments			3818	10,422,303	1.e.
2. Financial standby letters of credit and foreign office guarantees			3819	2,409,207	2.
a. Amount of financial standby letters of credit conveyed to others	3820	218,130			2.a.
3. Performance standby letters of credit and foreign office guarantees			3821	324,803	3.
a. Amount of performance standby letters of credit conveyed to others	3822	32,009			3.a.
4. Commercial and similar letters of credit			3411	279,653	4.
5. Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank			3428	63,084	5.
6. Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)			3433	1,520,848	6.
7. Credit derivatives:
a. Notional amount of credit derivatives on which the reporting bank is the guarantor			A534	0	7.a.
(1) Gross positive fair value			C219	0	7.a.(1)
(2) Gross negative fair value			C220	0	7.a.(2)
b. Notional amount of credit derivatives on which the reporting bank is the beneficiary			A535	0	7.b.
(1) Gross positive fair value			C221	0	7.b.(1)
(2) Gross negative fair value			C222	0	7.b.(2)
8. Spot foreign exchange contracts			8765	254,225	8.
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)			3430	0	9.
a. Securities borrowed	3432	0			9.a.
b. Commitments to purchase when-issued securities	3434	0			9.b.
c. TEXT 3555	3555	0			9.c.
d. TEXT 3556	3556	0			9.d.
e. TEXT 3557	3557	0			9.e.
10. All other off-balance sheet assets (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)			5591	0	10.
a. Commitments to sell when-issued securities	3435	0			10.a.
b. TEXT 5592	5592	0			10.b.
c. TEXT 5593	5593	0			10.c.
d. TEXT 5594	5594	0			10.d.
e. TEXT 5595	5595	0			10.e.
			RCFD
11. Year-to-date merchant credit card sales volume:
a. Sales for which the reporting bank is the acquiring bank			C223	2,931,742	11.a.
b. Sales for which the reporting bank is the agent bank with risk			C224	0	11.b.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-L—Continued

Dollar Amounts in Thousands	(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Derivatives Position Indicators
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):
a. Futures contracts	RCFD 8693 0	RCFD 8694 0	RCFD 8695 0	RCFD 8696 0	12. a.
b. Forward contracts	RCFD 8697 0	RCFD 8698 1,756,783	RCFD 8699 0	RCFD 8700 0	12.b.
c. Exchange-traded option contracts:
(1) Written options	RCFD 8701 0	RCFD 8702 38,854	RCFD 8703 0	RCFD 8704 0	12.c.(1)
(2) Purchased options	RCFD 8705 0	RCFD 8706 38,854	RCFD 8707 0	RCFD 8708 0	12.c.(2)
d. Over-the-counter option contracts:
(1) Written options	RCFD 8709 2,486,341	RCFD 8710 0	RCFD 8711 0	RCFD 8712 0	12.d.(1)
(2) Purchased options	RCFD 8713 4,436,341	RCFD 8714 0	RCFD 8715 0	RCFD 8716 0	12.d.(2)
e. Swaps	RCFD 3450 8,139,783	RCFD 3826 102,878	RCFD 8719 0	RCFD 8720 0	12.e.
13. Total gross notional amount of derivative contracts held for trading	RCFD A126 8,482,465	RCFD A127 1,916,196	RCFD 8723 0	RCFD 8724 0	13.
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCFD 8725 6,580,000	RCFD 8726 21,173	RCFD 8727 0	RCFD 8728 0	14.
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCFD A589 0				14.a
15. Gross fair values of derivative contracts:
a. Contracts held for trading:
(1) Gross positive fair value	RCFD 8733 201,391	RCFD 8734 40,559	RCFD 8735 0	RCFD 8736 0	15.a.(1)
(2) Gross negative fair value	RCFD 8737 193,515	RCFD 8738 41,711	RCFD 8739 0	RCFD 8740 0	15.a.(2)
b. Contracts held for purposes other than trading:
(1) Gross positive fair value	RCFD 8741 170,373	RCFD 8742 508	RCFD 8743 0	RCFD 8744 0	15.b.(1)
(2) Gross negative fair value	RCFD 8745 443	RCFD 8746 0	RCFD 8747 0	RCFD 8748 0	15.b.(2)

Schedule RC-M—Memoranda

Dollar Amounts in Thousands				RCFD
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests				6164	128,861	1.a.
		Number
b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations		6165	2			1.b.

2. Intangible assets other than goodwill:
a. Mortgage servicing assets				3164	2,199	2.a.
(1) Estimated fair value of mortgage servicing assets	A590		2,673			2.a.(1)
b. Purchased credit card relationships and nonmortgage servicing assets				B026	0	2.b.
c. All other identifiable intangible assets				5507	38,518	2.c.
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)				0426	40,717	2.d.
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures				5372	0	3.a.
b. All other real estate owned:				RCON
(1) Construction, land development, and other land in domestic offices				5508	0	3.b.(1)
(2) Farmland in domestic offices				5509	0	3.b.(2)
(3) 1 - 4 family residential properties in domestic offices				5510	715	3.b.(3)
(4) Multifamily (5 or more) residential properties in domestic offices				5511	0	3.b.(4)
(5) Nonfarm nonresidential properties in domestic offices				5512	0	3.b.(5)
(6) In foreign offices			RCFN	5513	0	3.b.(6)
				RCFD
c. Total (sum of items 3.a and 3.b (must equal Schedule RC, item 7)				2150	715	3.c.
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures				5374	0	4.a.
b. All other investments in unconsolidated subsidiaries and associated companies				5375	148	4.b.
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)				2130	148	4.c.
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less [1]				2651	0	5.a.(1)
(2) With a remaining maturity of more than one year through three years				B565	0	5.a.(2)
(3) With a remaining maturity of more than three years				B566	0	5.a.(3)
b. Other borrowings:
(1) With a remaining maturity of one year or less				B571	211,282	5.b.(1)
(2) With a remaining maturity of more than one year through three years				B567	13,873	5.b.(2)
(3) With a remaining maturity of more than three years				B568	41,781	5.b.(3)
c. Total (sum of items 5.a.(1) through 5.b.(3) (must equal Schedule RC, item 16)				3190	266,936	5.c.

		Yes	No
6. Does the reporting bank sell private label or third party mutual funds and annuities?	B569	X		6.
	RCFD
7. Assets under the reporting bank’s management in proprietary mutual funds and annuities	B570		0	7.

1	Includes overnight Federal Home Loan Bank advances.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                     22826

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON		RCON		RCON
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	2759	888	2769	679	3492	0	1.a.
b. Secured by farmland in domestic offices	3493	0	3494	0	3495	0	1.b.
c. Secured by 1—4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1—4 family residential properties and extended under lines of credit	5398	5,111	5399	386	5400	0	1.c.	(1)
(2) Closed-end loans secured by 1—4 family residential properties:
(a) Secured by first Liens	C236	37,129	C237	3,211	C229	24	1.c.	(2)(a)
(b) Secured by junior liens	C238	2,370	C239	388	C230	18,225	1.c.	(2)(b)
d. Secured by multifamily (5 or more) residential properties in domestic offices	3499	272	3500	0	3501	0	1.d.
e. Secured by nonfarm nonresidential properties in domestic offices	3502	17,552	3503	506	3504	16,822	1.e.
	RCFN		RCFN		RCFN
f. In foreign offices	B572	0	B573	0	B574	0	1.f.
2. Loans to depository institutions and acceptances of other banks:
a. To U.S. banks and other U.S. depository institutions	RCFD		RCFD		RCFD
	5377	0	5378		5379	0	2.a.
b. To foreign banks	5380	0	5381	0	5382	0	2.b.
3. Loans to finance agricultural production and other loans to farmers	1594	701	1597	0	1583	2,039	3.
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1251	32,786	1252	1,694	1253	242,094	4.a.
b. To non-U.S. addressees (domicile)	1254	0	1255	0	1256	0	4.b.
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B575	0	B576	0	B577	0	5.a.
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578	9,802	B579	985	B580	0	5.b.
6. Loans to foreign governments and official institutions	5389	0	5390	0	5391	0	6.
7. All other loans	5459	3,213	5460	11	5461	21,191	7.
8. Lease financing receivables:
a. Of U.S. addressees (domicile)	1257	1,831	1258	314	1259	0	8.a.
b. Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b.
9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505	0	3506	0	3507	0	9.

Schedule RC-N—Continued

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCFD		RCFD		RCFD
10. Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612	0	5613	0	5614	0	10.
a. Guaranteed portion of loans and leases included in item 10 above	5615	0	5616	0	5617	0	10.a.

	(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Memoranda
Dollar Amounts in Thousands	RCFD		RCFD		RCFD
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658	0	1659	0	1661	0	M.1.
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558	0	6559	0	6560	0	M.2.
3. Loans secured by real estate to non-U.S. addressees (domicile) (included in Schedule RC-N, item 1, above)	1248	0	1249	0	1250	0	M.3.
4. Not applicable
5. Loans and leases held for sale (included in Schedule RC-N, items 1 through 8, above)	C240	0	C241	0	C226	0	M.5.

	(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
	RCFD		RCFD
6. Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529	0	3530	0	M.6.

Person to whom questions about the Reports of Condition and Income should be directed:

Carmen Wong, Vice President

Name and Title (TEXT 8901)

carmen.wong_at_uboc.com

E-mail Address (TEXT 4086)

415-765-2326	415-765-2230
Telephone: Area code/phone number/extension (TEXT 8902)	FAX: Area code/phone number (TEXT 9116)

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON
1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030	0	1.a.
OR
b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031	0	1.b.(1)
(2) Actual amount of unposted debits to time and savings deposits [1]	0032	0	1.b.(2)
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510	4,177	2.a.
OR
b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512	0	2.b.(1)
(2) Actual amount of unposted credits to time and savings deposits [1]	3514	0	2.b.(2)
3. Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits in domestic offices)	3520	0	3.
4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211	2,880	4.a.
b. Time and savings deposits [1] of consolidated subsidiaries	2351	0	4.b.
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c.
5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
a. Demand deposits in insured branches (included in Schedules RC-E, Part II)	2229	0	5.a.
b. Time and savings deposits [1] in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b.
c. Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b.)	5515	0	5.c.

6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

a.
column B)	2314	0	6.a.
b. Amount reflected in time and savings deposits [1] (included in Schedule RC-E, Part I, item 7, column A or C, but not column B)	2315	0	6.b.
7. Unamortized premiums and discounts on time and savings deposits: [1,2]
a. Unamortized premiums	5516	0	7.a.
b. Unamortized discounts	5517	0	7.b.
8. To be completed by banks with “Oakar deposits.”

a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):

(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.(1)
(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.(2)
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b.

1	For FDIC insurance and FICO assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.
2	Exclude core deposit intangibles.

Schedule RC-O—Continued

Dollar Amounts in Thousands	RCON
9. Deposits in lifeline accounts	5596		9.
10. Benefit-responsive ‘Depository Institution Investment Contracts’ (included in total deposits in domestic offices)	8432	0	10.
11. Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
a. Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a.
b. Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b.
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c.

12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

a. Amount of assets netted against demand deposits	A527	0	12.a.
b. Amount of assets netted against time and savings deposits	A528	0	12.b.

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands			RCON

1. Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must eq… the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b)

a. Deposit account of $100,000 or less:
(1) Amount of deposit accounts of $100,000 or less			2702	9,158,333	M.1.a.(1)
		Number
(2) Number of deposit accounts of $100,000 or less (to be completed for the June report only)	3779	0			M.1.a.(2)
b. Deposit accounts of more than $100,000:
(1) Amount of deposit accounts of more than $100,000			2710	21,669,132	M.1.b.(1)
		Number
(2) Number of deposit accounts of more than $100,000					M.1.b.(2)
	2722	34,322
2. Memorandum item 2 is to be completed by all banks Estimated amount of uninsured deposits in domestic offices of the bank and in insured
			5597	13,212,913	M.2

3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank’s or parent saving association’s Call Report or Thrift Financial Report? If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:

			RCON	FDIC Cert No.
TEXT A545			A545		M.3.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number         22826

Schedule RC-R—Regulatory Capital

Dollar Amounts in Thousands	RCFD
Tier 1 capital
1. Total equity capital (from Schedule RC, item 28)	3210	3,775,484	1.
2. LESS: Net unrealized gains (losses) on available-for-sale securities [1] (if a gain, report as a positive value; if a loss, report as a negative value)	8434	147,336	2.
3. LESS: Net unrealized loss on available-for-sale EQUITY securities [1] (report loss as a positive value)	A221	0	3.
4. LESS: Accumulated net gains (losses) on cash flow hedges [1] (if a gain, report as a positive value; if a loss, report as a negative value)	4336	104,368	4.
5. LESS: Nonqualifying perpetual preferred stock	B588	0	5.
6. Qualifying minority interests in consolidated subsidiaries	B589	0	6.
7. LESS: Disallowed goodwill and other disallowed intangible assets	B590	189,060	7.
8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)	C227	3,334,720	8.
9. a. LESS: Disallowed servicing assets and purchased credit card relationships	B591	0	9.a.
b. LESS: Disallowed deferred tax assets	5610	0	9.b.
10. Other additions to (deductions from ) Tier 1 capital	B592	0	10.
11. Tier 1 capital (sum of items 8 and 10 less items 9.a and 9.b)	8274	3,334,720	11.
Tier 2 capital
12. Qualifying subordinated debt and redeemable preferred stock	5306	80,000	12.
13. Cumulative perpetual preferred stock includible in Tier 2 capital	B593	0	13.
14. Allowance for loan and lease losses includible in Tier 2 capital	5310	404,210	14.
15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital	2221	0	15.
16. Other Tier 2 capital components	B594	0	16.
17. Tier 2 capital (sum of items 12 through 16)	5311	484,210	17.
18. Allowable Tier 2 capital (lesser of item 11 or 17)	8275	484,210	18.
19. Tier 3 capital allocated for market risk	1395	0	19.
20. LESS: Deductions for total risk-based capital	B595	148	20.
21. Total risk-based capital (sum of items 11, 18, and 19, less item 20)	3792	3,818,782	21.
Total assets for leverage ratio
22. Average total assets (from Schedule RC-K, item 9)	3368	37,208,388	22.
23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)	B590	189,060	23.
24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)	B591	0	24.
25. LESS: Disallowed deferred tax assets (from item 9.b above)	5610	0	25.
26. LESS: Other deductions from assets for leverage capital purposes	B596	0	26.
27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)	A224	37,019,328	27.
Adjustments for financial subsidiaries
28. a. Adjustment to Tier 1 capital reported in item 11	C228	0	28.a.
b. Adjustment to total risk-based capital reported in item 21	B503	0	28.b.
29. Adjustment to risk-weighted assets reported in item 62	B504	0	29.
30. Adjustment to average total assets reported in item 27	B505	0	30.

Capital ratios
(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries.)	(Column A)		(Column B)
	RCFD	Percentage	RCFD	Percentage
31. Tier 1 leverage ratio [2]	7273	0.00	7204	9.01	31.
32. Tier 1 risk-based capital ratio [3]	7274	0.00	7206	10.37	32.
33. Total risk-based capital ratio [4]	7275	0.00	7205	11.87	33.

1	Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”
2	The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus one half of item 28 divided by (item 27 minus item 30).
3	The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus one half of item 28 divided by (item 62 minus item 29).
4	The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28 divided by (item 62 minus item 29).

Schedule RC-R—Continued

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qual [ILLEGIBLE] 100 percent (50 percent for derivatives) at its lower risk weight. When completing items 34 through 54 of Sch[ILLEGIBLE] risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a r [ILLEGIBLE] which ones to risk-weight at an appropriate lower risk weight, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 perc [ILLEGIBLE]

	(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk-Weighting	(Column C)	(Column D)	(Column E)	(Column F)
			Allocation by Risk Weight Category
Dollar Amounts in Thousands			0%	20%	50%	100%
Balance Sheet Asset Categories
34. Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010 3,102,355		RCFD B600 893,500	RCFD B601 2,208,855		RCFD B602 0	34.
35. Held-to-maturity securities	RCFD 1754 0	RCFD B603 0	RCFD B604 0	RCFD B605 0	RCFD B606 0	RCFD B607 0	35.
36. Available-for-sale securities	RCFD 1773 7,265,731	RCFD B608 238,600	RCFD B609 336,713	RCFD B610 6,484,386	RCFD B611 58,677	RCFD B612 147,355	36.
37. Federal funds sold and securities purchased under agreements to resell	RCFD C225 1,049,700		RCFD C063 0	RCFD C064 1,049,700		RCFD B520 0	37.
38. Loans and leases held for sale	RCFD 5369 54,557	RCFD B617 0	RCFD B618 0	RCFD B619 0	RCFD B620 0	RCFD B621 54,557	38.
39. Loans and leases, net of unearned income[1]	RCFD B528 26,066,251	RCFD B622 0	RCFD B623 118,887	RCFD B624 1,540,064	RCFD B625 7,163,657	RCFD B626 17,243,643	39.
40. LESS: Allowance for loan and lease losses	RCFD 3123 579,980	RCFD 3123 579,980					40.
41. Trading assets	RCFD 3545 308,701	RCFD B627 148,914	RCFD B628 1,031	RCFD B629 90,089	RCFD B630 4,624	RCFD B631 64,043	41.
42. All other assets[2]	RCFD B639 2,335,761	RCFD B640 359,558	RCFD B641 69,748	RCFD B642 57,802	RCFD B643 426	RCFD 5339 1,848,227	42.
43. Total assets (sum of items 34 through 42)	RCFD 2170 39,603,076	RCFD B644 167,092	RCFD 5320 1,419,879	RCFD 5327 11,430,896	RCFD 5334 7,227,384	RCFD 5340 19,357,825	43.

1	Include any allocated transfer risk reserve in column B.
2	Includes premises and fixed assets, other real estate owned, inve[ILLEGIBLE] and other assets.

Schedule RC-R—Continued

	(Column A) Face Value or Notional Amount	Credit Conversion Factor	(Column B) Credit Equivalent Amount [1]	(Column C)	(Column D)	(Column E)	(Column F)
				Allocation by Risk Weight Category
Dollar Amounts in Thousands				0%	20%	50%	100%
Derivatives and Off- Balance Sheet Items
44. Financial standby letters of credit	RCFD B546 2,409,207	1.00 or 12.5 [2]	RCFD B547 2,409,207	RCFD B548 0	RCFD B581 229,976	RCFD B582 0	RCFD B583 2,179,231	44.
45. Performance standby letters of credit	RCFD 3821 324,803.50		RCFD B650 162,402	RCFD B651 0	RCFD B652 16,069	RCFD B653 0	RCFD B654 146,332	45.
46. Commercial and similar letters of credit	RCFD 3411 279,653.20		RCFD B655 55,931	RCFD B656 713	RCFD B657 17,243	RCFD B658 0	RCFD B659 37,975	46.
47. Risk participations in bankers acceptances acquired by the reporting institution	RCFD 3429 63,084	1.00	RCFD B660 63,084	RCFD B661 0	RCFD B662 0		RCFD B663 63,084	47.
48. Securities lent	RCFD 3433 1,520,848	1.00	RCFD B664 1,520,848	RCFD B665 1,520,848	RCFD B666 0	RCFD B667 0	RCFD B668 0	48.
49. Retained recourse on small business obligations sold with recourse	RCFD A250 0	1.00	RCFD B669 0	RCFD B670 0	RCFD B671 0	RCFD B672 0	RCFD B673 0	49.
50. Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	RCFD B541 0	12.50 [3]	RCFD B542 0				RCFD B543 0	50.
51. All other financial assets sold with recourse	RCFD B675 0	1.00	RCFD B676 0	RCFD B677 0	RCFD B678 0	RCFD B679 0	RCFD B680 0	51.
52. All other off-balance sheet liabilities	RCFD B681 0	1.00	RCFD B682 0	RCFD B683 0	RCFD B684 0	RCFD B685 0	RCFD B686 0	52.
53. Unused commitments with an original maturity exceeding one year	RCFD 3833 8,938,198.50		RCFD B687 4,469,099	RCFD B688 0	RCFD B689 0	RCFD B690 0	RCFD B691 4,469,099	53.
54. Derivative contracts			RCFD A167 395,171	RCFD B693 0	RCFD B694 222,811	RCFD B695 172,360		54.

1	Column A multiplied by credit conversion factor.
2	For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.
3	Or institution-specific factor.

Schedule RC-R—Continued

	(Column C)	(Column D)	(Column E)	(Column F)
	Allocation by Risk Weight Category
Dollar Amounts in Thousands	0%	20%	50%	100%
Totals
	RCFD B696	RCFD B697	RCFD B698	RCFD B699
55. Total assets, derivatives, and off-balance sheet items by risk weight category (for each column, sum of items 43 through 54)	2,941,440	11,916,995	7,399,744	26,253,546	55.
56. Risk weight factor	× 0%	× 20%	× 50%	× 100%	56.
	RCFD B700	RCFD B701	RCFD B702	RCFD B703
57. Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	0	2,383,399	3,699,872	26,253,546	57.
				RCFD 1651
58. Market risk equivalent assets				0	58.
				RCFD B704
59. Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				32,336,817	59.
				RCFD A222
60. LESS: Excess allowance for loan and lease losses				175,770	60.
				RCFD 3128
61. LESS: Allocated transfer risk reserve				0	61.
				RCFD A223
62. Total risk-weighted assets (item 59 minus items 60 and 61)				32,161,047	62.

Memoranda

Dollar Amounts in Thousands	RCFD
1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	320,192	M.1.

	With a remaining maturity of
	(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
	RCFD		RCFD		RCFD
2. Notional principal amounts of derivative contrac... [1]
a. Interest rate contracts	3809	3,061,678	8766	8,293,308	8767	1,221,138	M.2.a.
b. Foreign exchange contracts	3812	1,660,639	8769	71,208	8770	0	M.2.b.
c. Gold contracts	8771	0	8772	0	8773	0	M.2.c.
d. Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d.
e. Other commodity contracts	8777	0	8778	0	8779	0	M.2.e.
f. Equity derivative contracts	A000	0	A001	0	A002	0	M.2.f.

[1]	Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-S—Servicing, Securitization, and Asset Sale Activities

Dollar Amounts in Thousands	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Bank Securitization Activities
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCFD B705 0	RCFD B706 0	RCFD B707 0	RCFD B708 0	RCFD B709 0	RCFD B710 0	RCFD B711 0	1.
2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1 in the form of:
a. Retained interest—only strips (included in Schedules RC-B or RC-F or in Schedule RC, item 5)	RCFD B712 0	RCFD B713 0	RCFD B714 0	RCFD B715 0	RCFD B716 0	RCFD B717 0	RCFD B718 0	2.a.
b. Standby letters of credit, sub-ordinated securities, and other enhancements	RCFD B719 0	RCFD B720 0	RCFD B721 0	RCFD B722 0	RCFD B723 0	RCFD B724 0	RCFD B725 0	2.b.
3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	RCFD B726 0	RCFD B727 0	RCFD B728 0	RCFD B729 0	RCFD B730 0	RCFD B731 0	RCFD B732 0	3.
4. Past due loan amounts included in item 1:
a. 30-89 days past due	RCFD B733 0	RCFD B734 0	RCFD B735 0	RCFD B736 0	RCFD B737 0	RCFD B738 0	RCFD B739 0	4.a.
b. 90 days or more past due	RCFD B740 0	RCFD B741 0	RCFD B742 0	RCFD B743 0	RCFD B744 0	RCFD B745 0	RCFD B746 0	4.b.
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):
a. Charge-offs	RIAD B747 0	RIAD B748 0	RIAD B749 0	RIAD B750 0	RIAD B751 0	RIAD B752 0	RIAD B753 0	5.a.
b. Recoveries	RIAD B754 0	RIAD B755 0	RIAD B756 0	RIAD B757 0	RIAD B758 0	RIAD B759 0	RIAD B760 0	5.b.

Schedule RC-S—Continued

Dollar Amounts in Thousands	(Column A) 1–4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
6. Amount of ownership (or seller’s) interests carried as:
		RCFD B761	RCFD B762			RCFD B763
a. Securities (included in Schedule RC-B or in Schedule RC, item 5)		0	0			0		6.a.
		RCFD B50	RCFD B501			RCFD B502
b. Loans (included in Schedule RC-C)		0	0			0		6.b.
7. Past due loan amounts included in interests reported in item 6.a:
		RCFD B764	RCFD B765			RCFD B766
a. 30– 89 days past due		0	0			0		7.a.
		RCFD B767	RCFD B768			RCFD B769
b. 90 days or more past due		0	0			0		7.b.
8. Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):
		RIAD B770	RIAD B771			RIAD B772
a. Charge-offs		0	0			0		8.a.
		RIAD B773	RIAD B774			RIAD B775
b. Recoveries		0	0			0		8.b.
For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
	RCFD B776	RCFD B777	RCFD B778	RCFD B779	RCFD B780	RCFD B781	RCFD B782
9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions’ securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements	0	0	0	0	0	0	0	9.
	RCFD B783	RCFD B784	RCFD B785	RCFD B786	RCFD B787	RCFD B788	RCFD B789
10. Reporting bank’s unused commitments to provide liquidity to other institutions’ securitization structures	0	0	0	0	0	0	0	10.

Schedule RC-S—Continued

Dollar Amounts in Thousands	(Column A) 1– 4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Bank Asset Sales
	RCFD B790	RCFD B791	RCFD B792	RCFD B793	RCFD B794	RCFD B795	RCFD B796
11. Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank	0	0	0	0	0	0	0	11.
	RCFD B797	RCFD B798	RCFD B799	RCFD B800	RCFD B801	RCFD B802	RCFD B803
12. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11	0	0	0	0	0	0	0	12.

Memoranda

Dollar Amounts in Thousands	RCFD
1. Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
a. Outstanding principal balance	A249	0	M.1.a.
b. Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b.
2. Outstanding principal balance of assets serviced for others:
a. 1—4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804	0	M.2.a.
b. 1—4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancem[ILLEGIBLE]	B805	624,727	M.2.b.
c. Other financial assets[1]	A591	0	M.2.c.
3. Asset-backed commercial paper conduits:
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806	0	M.3.a.(1)
(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.(2)
b. Unused commitments to provide liquidity to conduit structures:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808	0	M.3.b.(1)
(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.(2)

1	Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

Union Bank of California, N. A.

Legal Title of Bank

FDIC Certificate Number                    22826

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.
	RCFD	Yes	No
1. Does the institution have fiduciary powers? (If “NO,” do not complete Schedule RC-T.)	A345	X		1.
	RCFD	Yes	No
2. Does the institution exercise the fiduciary powers it has been granted?	A346	X		2.
	RCFD	Yes	No
3. Does the institution have any fiduciary or related activity (in the form of assets or accounts)? (If “NO,” do not complete the rest of Schedule RC-T.)	B867	X		3.

If the answer to item 3 is “YES,” complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceding calendar year must complete:

—Items 4 through 19.a quarterly,

—Items 20 through 23 annually with the December report, and

—Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

—Items 4 through 23 annually with the December report, and

—Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

—Items 4 through 11 annually with the December report, and

—Memorandum items 1 through 3 annually with the December report.

Dollar Amounts in Thousands	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
FIDUCIARY AND RELATED ASSETS
	RCFD B868	RCFD B869	RCFD B870	RCFD B871
4. Personal trust and agency accounts	4,125,141	680,199	4,621	235	4.
5. Retirement related trust and agency accounts:
	RCFD B872	RCFD B873	RCFD B874	RCFD B875
a. Employee benefit-defined contribution	2,126,583	4,088,014	94	2,480	5.a.
	RCFD B876	RCFD B877	RCFD B878	RCFD B879
b. Employee benefit-defined benefit	1,645,261	21,472,199	92	966	5.b.
	RCFD B880	RCFD B881	RCFD B882	RCFD B883
c. Other retirement accounts	409,339	3,352,758	321	2,091	5.c.
	RCFD B884	RCFD B885	RCFD C001	RCFD C002
6. Corporate trust and agency accounts	32,064	15,793,669	7	1,196	6.
	RCFD B886		RCFD B888
7. Investment management agency accounts	2,829,024		336		7.
	RCFD B890	RCFD B891	RCFD B892	RCFD B893
8. Other fiduciary accounts	63,670	154,100	3	47	8.

Schedule RC-T—Continued

	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands
FIDUCIARY AND RELATED ASSETS—Continued
	RCFD B894	RCFD B895	RCFD B896	RCFD B897
9. Total fiduciary accounts (sum of items 4 through 8)	11,231,082	45,540,939	5,474	7,015	9.
		RCFD B898		RCFD B899
10. Custody and safekeeping accounts		74,140,512		6,070	10.
	RCFN B900	RCFN B901	RCFN B902	RCFN B903
11. Fiduciary accounts held in foreign offices (included in items 9 and 10)	0	0	0	0	11.

Dollar Amounts in Thousands			RIAD
FIDUCIARY AND RELATED SERVICES INCOME
12. Personal trust and agency accounts			B904	31,342	12.
13. Retirement related trust and agency accounts:
a. Employee benefit-defined contribution			B905	21,881	13.a.
b. Employee benefit-defined benefit			B906	18,615	13.b.
c. Other retirement accounts			B907	1,325	13.c.
14. Corporate trust and agency accounts			A479	7,842	14.
15. Investment management agency accounts			B908	6,549	15.
16. Other fiduciary accounts			A480	8	16.
17. Custody and safekeeping accounts			B909	26,422	17.
18. Other fiduciary and related services income			B910	5,856	18.
19. Total gross fiduciary and related services income (sum of items 12 through 18) (must equal Schedule RI, item 5.a)			4070	119,840	19.
a. Fiduciary and related services income— foreign offices (included in item 19)	B912	0			19.a
20. Less: Expenses			C058	106,189	20.
21. Less: Net losses from fiduciary and related services			A488	899	21.
22. Plus: Intracompany income credits for fiduciary and related services			B911	0	22.
23. Net fiduciary and related services income			A491	12,752	23.

Memoranda	Managed Assets
Dollar Amounts in Thousands	RCFD
1. Managed assets held in personal trust and agency accounts:
a. Noninterest-bearing deposits	B913	0	M.1.a.
b. Interest-bearing deposits	B914	6,034	M.1.b.
c. U.S. Treasury and U.S. Government agency obligations	B915	246,613	M.1.c.
d. State, county and municipal obligations	B916	701,843	M.1.d.
e. Money market mutual funds	B917	456,073	M.1.e.
f. Other short-term obligations	B918	20,427	M.1.f.
g. Other notes and bonds	B919	275,812	M.1.g.
h. Common and preferred stocks	B920	2,197,177	M.1.h.
i. Real estate mortgages	B921	0	M.1.i.
j. Real estate	B922	22,133	M.1.j.
k. Miscellaneous assets	B923	199,029	M.1.k.
l. Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868	4,125,141	M.1.l.

Schedule RC-T—Continued

Memoranda—Continued	(Column A) Number of Issues		(Column B) Principal Amount Outstanding
Dollar Amounts in Thousands	RCFD
2. Corporate trust and agency accounts:			RCFD B928
a. Corporate and municipal trusteeships	B927	761	15,018,679	M.2.a.
b. Transfer agent, registrar, paying agent, and other corporate agency	B929	442		M.2.b.

Dollar Amounts in Thousands	(Column A) Number of Funds		(Column B) Market Value of Fund Assets
	RCFD		RCFD
3. Collective investment funds and common trust funds:
a. Domestic equity	B931	17	B932	167,805	M.3.a.
b. International/Global equity	B933	0	B934	0	M.3.b.
c. Stock/Bond blend	B935	4	B936	16,291	M.3.c.
d. Taxable bond	B937	3	B938	150,393	M.3.d.
e. Municipal bond	B939	2	B940	51,742	M.3.e.
f. Short term investments/Money market	B941	2	B942	590,189	M.3.f.
g. Specialty/Other	B943	1	B944	582,304	M.3.g.
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)	B945	29	B946	1,558,724	M.3.h.

	(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries
Dollar Amounts in Thousands	RIAD		RIAD		RIAD
4. Fiduciary settlements, surcharges, and other losses:
a. Personal trust and agency accounts	B947	62	B948	0	B949	0	M.4.a.
b. Retirement related trust and agency accounts	B950	18	B951	432	B952	2	M.4.b.
c. Investment management agency accounts	B953	0	B954	0	B955	0	M.4.c.
d. Other fiduciary accounts and related services	B956	0	B957	489	B958	100	M.4.d.
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	80	B960	921	B961	102	M.4.e.

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:
Carmen Wong
Name and Title (TEXT B962)
carmen.wong_at_uboc.com
E-mail Address (TEXT B926)
415-765-2326	415-765-2230
Telephone: Area code/phone number/extension (TEXT B963)	FAX: Area code/phone number (TEXT B964)

FDIC Certificate Number         22826

Optional Narrative Statement Concerning the Amounts

Reported in the Reports of Condition and Income

at close of business on         December 31, 2002

Union Bank of California, N. A.	San Francisco ,	CA
Legal Title of Bank	City	State

The management of the reporting bank m... if it wishes , submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment” box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submissi... material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THERE IN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

No comment ☐ (RCON 6979) BANK MANAGEMENT STATEMENT (please type or print clearly): (TEXT 6980)

Signature of Executive Officer of Bank	Date of Signature

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

NAME AND ADDRESS OF BANK Union Bank of California, N.A. 400 California Street San Francisco CA 94104-1302	OMB No. For OCC: 1557-0081 OMB No. For FDIC: 3064-0052 OMB No. for Federal Reserve: 7100-0036 Expiration Date: 3/31/2005 SPECIAL REPORT (Dollar Amount in Thousands)

	CLOSE OF BUSINESS DATE 12/3/02	FDIC Certificate Number 22826

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90–44 and 102–242, but does not constitute a part of the Report of Condition. With each Report of Condition, these laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert ‘none’ against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan). See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of “executive officer” and “extension of credit”, respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

a. Number of loans made to executive officers since the previous Call Report date			RCFD 3561			0 a.
b. Total dollar amount of above loans (in thousand of dollars)			RCFD 3562			0 b.
c. Range of Interest charged on above loans (example: 9¾%=9.75)	RCFD 7701	0.00	% to	RCFD 7702	0.00%	c.

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT /s/ DAVID A. ANDERSON David A. Anderson, SVP / Controller	DATE (Month, Day, Year) February 6, 2003

Emergency Contact Information

This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact

Carmen Wong	Philip Ngai

Name (TEXT C366)	Name (TEXT C371)

Vice President	Assistant Vice President

Title (TEXT C367)	Title (TEXT C372)

carmen.wong_at_uboc.com	philip.ngai_at_uboc.com

E-mail Address (TEXT C368)	E-mail Address (TEXT C373)

(415) 765-2326	(415) 765-2328

Telephone: Area code/phone number/extension (TEXT C369)	Telephone: Area code/phone number/extension (TEXT C374)

(415) 765-2230	(415) 765-2230

FAX: Area code/phone number (TEXT C370)	FAX: Area code/phone number (TEXT C375)